  (PAGE NUMBERS REFER TO PAPER DOCUMENT ONLY.)

CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT.
PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE
DENOTED WITH BRACKETS.

EXHIBIT 10.64

Master Lease Agreement

Wal-Mart Stores East, LP, individually and only as to Stores (as defined in Section 1.1K of this Master Lease) owned, leased, or operated in AL, CT, DC, DE, FL, GA, IN, KY, ME, MD, MA, MI, MS, MO, NH, NJ, NM, NY, NC, OH, OK, PA, RI, SC, TN, VT, VA, WI, WV; Wal-Mart Stores, Inc., individually and only as  to Stores owned or leased in AK, AR, AZ, CA, CO, HI, ID, IL, IA, KS, MN, MT, NE, NV, ND, OR, SD, UT, WA, WY; Wal-Mart Louisiana, LLC, individually and only as  to Stores owned or leased in Louisiana; and Wal-Mart Stores Texas, LP, individually and only as  to Stores owned or leased in Texas (each referred to as “Landlord” for purposes of this Master Lease Agreement as it applies to the Store) and Portrait Corporation of America, Inc. (“Tenant”) enter into this Master Lease Agreement effective the 8th day of          .

Whereas, Landlord operates discount retail stores nationwide;

Whereas, Tenant operates offering (described more fully in Appendix-1) and desires to lease space within one or more Stores from which to operate such; and

Whereas, Landlord desires to lease space in one or more of its Stores to Tenant, so Tenant may operate such in the Store.

Now, therefore, in consideration of the mutual promises and premises set forth above and below, the receipt and sufficiency of which the parties hereby acknowledge, the parties hereby agree as follows:

Article I
General Provisions

1.1           Definitions.

A.  “Attachment A” means an attachment to this Master Lease Agreement, incorporated into this Master Lease Agreement when fully signed by Tenant and by the particular Landlord with authority to lease the property identified in the applicable Attachment A, that identifies the Store in which the Leased Premises is located; the anticipated Delivery Window, as defined in Section 1.1F, below; the anticipated Delivery Date, as defined in Section 1.1E, below; the anticipated Rent Commencement Date, as defined in Section 4.1, below; and the Extension, as described in the applicable Attachment A.

B.  “Appendix-1” means an appendix to this Master Lease Agreement, incorporated into this Master Lease Agreement when fully signed by Tenant and Landlord, which provides obligations of Landlord and Tenant specific to Tenant’s Permitted Uses (as designated in Appendix-1) contemplated by Landlord and Tenant at the time this Master Lease Agreement was entered into.

C.  “Commencement Notice” means an attachment to this Master Lease Agreement, incorporated into this Master Lease Agreement at the time of delivery by Landlord of the Commencement Notice to Tenant in accordance with Section, below, which identifies the actual Rent Commencement Date and the actual Delivery Date, as each term is defined below.

D.  “Common Area” means the public access areas of the Store and surrounding land leased or owned by Landlord on which the Store is located including, but not limited to, the parking areas, driveways, sidewalks, entrances, and exits in the Store and between the Store and the Leased Premises.

E. “Delivery Date” means the date on which Landlord delivers possession of the applicable Leased Premises to Tenant.

F. “Delivery Window” means the span of time in which Landlord may deliver possession of the Leased Premises to Tenant.

G.  “Due Date” means the first (1st) calendar day of each month, unless this day falls on New Year’s Day, Memorial Day, Independence Day (US), Labor Day, Thanksgiving, or Christmas, in which case the Due Date means the following business day.

H. “Leased Premises” means the area of a Store leased to the Tenant by Landlord subject to the terms and conditions of this Agreement.

I. “Master Lease” means this Master Lease Agreement and any amendment, appendix, attachment, and exhibit attached to and incorporated into this Master Lease Agreement.

J.  “Rent” means the Base Rent defined in Section 4.2, below, and described in the applicable Attachment A, plus any additional or other rent, interest, tax, or other sum this Master Lease obligates Tenant to pay Landlord.

K. “Store” or “Stores” means the “Wal-Mart” retail store operated by Landlord.

L.  “Sublessee” means the franchisee, licensee, concessionaire, or other party, of Tenant which, pursuant to a separate agreement between it and Tenant, is operating the Leased Premises as part of a marketing plan or system prescribed by Tenant that is substantially associated with Tenant’s trademark, service mark, trade name, logotype, advertising, or other commercial symbol designated by Tenant and is subject to the terms and conditions of this Master Lease.

M.  “White Box” means the interior condition of the Leased Premises with sprinklers, sheetrock walls, ceiling grid, HVAC installed, 100 amp service to the Leased Premises, security gate, acoustic ceiling tile, lighting and electrical outlets, and access to water and sewer.

1.2	Landlord’s Entry into the Agreement.

A.  Each Landlord enters into this Master Lease severally and solely as to the Store it operates and in which the Leased Premises is located and without any obligation with respect to any other Store.  Accordingly, only the respective Landlord that operates the Store in which such Leased Premises is located may execute, for a Leased Premises, an Attachment A.

B.  If, during the term of this Master Lease, it is determined that the use of the Leased Premises is Restricted, as defined in the following sentence, Landlord may remove/cancel the applicable Attachment A from the Master Lease and the applicable Attachment A will be null and void without further action by Landlord or Tenant.  Neither Landlord nor Tenant will be liable to the other for any damages, loss, or liability in connection with the cancellation of this Master Lease as to the affected Leased Premises.  For the purpose of this paragraph, “Restriction” means any covenant, condition, law, regulation, restriction, rule, or other matter binding to the Leased Premises, Landlord, or Tenant or any combination thereof, which acts to prohibit or materially restrict the use of the Leased Premises from any of the matters contemplated by this Master Lease including, without limitation, that ability of Landlord to lease to Tenant or Tenant’s ability to operate its type of business in the Leased Premises.  By way of example, and not of limitation, if Landlord is required to obtain the consent of a third party prior to leasing space to the Tenant in a particular Store, the requirement of consent is a Restriction.

1.3
Landlord’s Overlease.  If Landlord is itself a lessee of a Store in which a Leased Premises is located, so that this Master Lease as to the particular Leased Premises is actually a sublease, Tenant accepts this Master Lease subject to all the terms and conditions of the overlease under which Landlord holds the Leased Premises as lessee.  Tenant covenants that it will do no act or thing that would constitute a violation of the overlease.

1.4
Granting Language.  Upon the full execution of the applicable Attachment A, Landlord leases to Tenant and Tenant rents from Landlord (subject and subordinate to any mortgage, deed or trust, or other lien presently existing or hereafter placed upon the applicable Leased Premises, the Common Areas, the Store, or any combination thereof) the Leased Premises identified in the applicable Attachment A to have and to hold subject to the terms of this Agreement, by which the parties intend to be legally bound as to the applicable Leased Premises upon the execution by each appropriate party of both this Master Lease and the applicable Attachment A.

Article II
Construction and Acceptance of the Leased Premises

2.1	Landlord’s Obligation to Deliver Possession on the Delivery Date.

A. Landlord shall use commercially reasonable efforts to deliver the applicable Leased Premises to Tenant in the condition and during the Delivery Window specified in the applicable Attachment A.

(1) Unless otherwise agreed to in the applicable Attachment A, Landlord shall notify Tenant, in writing and no later than ten (10) days prior to the first day of the Delivery Window, of the status of the construction of the applicable Leased Premises and of the anticipated Delivery Date within the Delivery Window on which Landlord estimates it will deliver possession of the applicable Leased Premises to Tenant.

(2) Landlord, at any time prior to notifying Tenant of the anticipated Delivery Date, may revise the Delivery Window.

(3) Landlord may revise the anticipated Delivery Date at any time after Landlord notifies Tenant of the anticipated Delivery Date, in accordance with this Article II, but in no event may Landlord revise the anticipated Delivery Date with less than 24-hours notice.

B.  Landlord will not breach this Lease if it is unable to deliver possession of the applicable Leased Premises to Tenant on the anticipated Delivery Date or within the Delivery Window specified in the applicable Attachment A, and Tenant waives any right or remedy it may have, at law or in equity, because of the delay in performance.  If Landlord and Tenant agree that delivery of possession is unfeasible within a commercially reasonable amount of time after the Delivery Window specified on the applicable Attachment A, the parties, without liability, may terminate this Master Lease as to the applicable Leased Premises.

2.2	Tenant’s Right of Entry.

A.  Prior to the Delivery Date, Tenant may enter the Leased Premises only to inspect and measure the Leased Premises to ready the Leased Premises for opening on the Rent Commencement Date, as described in Section, below, and as designated in the applicable Attachment A.

B. Tenant may enter the Leased Premises in accordance with the preceding paragraph only if:

(1) Landlord and Tenant have previously signed an Attachment A for the Leased Premises,

(2) Tenant does not interfere with Landlord's performance of its obligations under Section, above, or with the transaction of Landlord's business or the business of any of Landlord's other Tenants, and

(3) The Leased Premises is not currently in the possession of another tenant.

C.  If any work or other action done by, or on behalf of, Tenant results in a stoppage of Landlord’s work, Tenant will immediately stop work until the parties mutually agree Tenant’s work can re-commence without materially interfering with Landlord’s obligations under Section, above, which time may not be any later than the Delivery Date.  Any failure by Tenant to comply with the provisions of this Section 2.2C is a material breach.

2.3	Acceptance of the Leased Premises.

A. Landlord makes no representations, covenants, or warranties of any kind or character whatsoever, express or implied, with respect to:

(1) The quality, condition, or title of the applicable Leased Premises;

(2) The suitability of the applicable Leased Premises for any activity and use that the Tenant may conduct in that Leased Premises according to this Master Lease;

(3) Compliance of the applicable Leased Premises with any applicable law;

(4) The habitability, merchantability, or fitness for a particular purpose of the applicable Leased Premises;

(5) The environmental condition of the applicable Leased Premises; or

(6) Whether Tenant’s anticipated or actual use of the Leased Premises complies with the applicable land use restrictions.

B.  Tenant shall accept possession of the applicable Leased Premises when delivered by Landlord, even if Landlord is unable to deliver possession during the Delivery Window or on the anticipated Delivery Date, unless this Master Lease as to the applicable Leased Premises has been terminated according to Section, above.

C.  TENANT WAIVES ALL RIGHTS WITH RESPECT TO ANY DEFECT IN THE LEASED PREMISES, AND IF TENANT FAILS TO NOTIFY LANDLORD OF ANY DEFECT AT LEAST FIVE (5) DAYS AFTER THE DATE OF DELIVERY, TENANT CONCLUSIVELY ACCEPTS THE LEASED PREMISES “AS IS” AND WITH ALL FAULTS.

D.  TENANT WAIVES ALL RIGHTS AGAINST LANDLORD WITH RESPECT TO ANY LIMITATION OR RESTRICTION ON ITS USE OF THE LEASED PREMISES AS A RESULT OF ANY APPLICABLE LAW, RULE, OR REGULATION INCLUDING, WITHOUT LIMITATION, LAND USE RESTRICTIONS.

2.4	Tenant’s Obligations to Prepare the Leased Premises to Open for Business.

A.  Tenant shall open the Leased Premises on the Rent Commencement Date (as defined in Section 4.1, below, and designated on the applicable Attachment A).  If Tenant fails to open the applicable Leased Premises on the Rent Commencement Date and the failure is not caused by Landlord’s material interference or default under this Master Lease, Landlord may charge Tenant liquidated damages of [***] and additional liquidated damages of [***] a day for each day, including the Rent Commencement Date, which the Leased Premises remains unopened as required by the preceding sentence. By way of example, and not as a limitation thereof, material interference may occur if Landlord fails to deliver possession to Tenant of the applicable Leased Premises with sufficient time before the Rent Commencement Date for Tenant to fulfill its obligations under this Article II.   Tenant will pay any liquidated damages it owes to Landlord within thirty (30) days after Tenant receives an invoice from Landlord for the liquidated damages.  Landlord and Tenant acknowledge that it would be impracticable to fix the actual damages suffered by Landlord as a result of Tenant’s failure to open the Leased Premises on the Rent Commencement Date, according to this paragraph, and that the amount of liquidated damages described in the preceding sentence represents fair and reasonable compensation to Landlord for this failure.  If the Leased Premises remains unopened for more than three (3) consecutive days following the Rent Commencement Date, Tenant will materially breach this Master Lease.

B.  Tenant shall complete all Improvements within the Leased Premises in order to open the Leased Premises on the applicable Rent Commencement Date.  For the purposes of this Master Lease, “Improvements” means any addition, alteration, construction, finish, or improvement to the Leased Premises; any attachment of a permanent fixture, permanent furniture, or permanent equipment; and includes, but is not limited to, completing the interior walls, partitioning(s), floor covering, ceiling work, utilities, painting, finish work, restroom facilities, signage (pursuant to Section 2.6, below), and any other thing necessary.

C.  Tenant shall submit to Landlord and obtain Landlord’s approval of the floor plans and layouts of the Leased Premises including dimensions, elevations, Improvements, intended colors, and Trade Fixtures (as defined in Section 2.4D(1), below).  Tenant shall obtain Landlord’s approval of the floor plans and layouts of the Leased Premises prior to seeking and obtaining any permits, licenses, certifications, or other documents necessary to complete the Improvements in the Leased Premises and install Trade Fixtures in the Leased Premises in accordance with this Agreement.  All Trade Fixtures and Improvements must accord with the plans and specifications previously approved by Landlord and must be of high quality materials and workmanship, comparable to or better than the tenant storefront, Improvements, and Trade Fixtures used by other retailers in the vicinity of the Store and, specifically, used at Tenant’s most recent prototype. Tenant may not vary from or add to the previously approved plans or specifications without Landlord’s prior, written consent, which Landlord may not unreasonably withhold or delay.  Landlord’s approval of Tenant’s plans and specifications is solely based on Landlord’s review.  Landlord's approval of the plans and specifications does not represent government approval or suitability of the plans and specifications for the intended purposes.

(1) Prior to any roof penetrations caused by Tenant’s Improvements, Tenant shall obtain from Landlord’s Leasing Operations Department the contact information for the contractor approved to work on Landlord’s roof.

(2) If Tenant’s roof-top heating, ventilating, and air conditioning unit, or other rooftop equipment, requires steel supports in addition to the steel framing erected by Landlord, then Tenant will pay the cost of labor and materials for the installation thereof.  Mechanical equipment on the roof will be placed within the area designated on Landlord’s structural drawings.  Tenant’s plans and specifications of the proposed mechanical equipment must be submitted to Landlord for approval.

(3) Tenant will provide screening or other type of cover for such mechanical equipment to prevent visibility by the public and subject to approval of landlord and the local governmental authorities.  If Landlord or any governmental authorities requires a project standard equipment screen, Tenant will use and pay for same.

D.  Tenant shall:

(1) Install any attached or unattached, moveable or non-moveable fixtures, furniture, or equipment unique to Tenant’s business, the installation and removal of which requires no cutting, drilling, or other defacing of the Leased Premises (“Trade Fixtures”).

(2) Conduct the Improvements and install the Trade Fixtures in a good and workmanlike manner in accordance with all applicable laws and in accordance with obligations and requirements of this Master Lease including, but not limited to, insurance, licensing, and regulatory compliance requirements.

(3) For existing locations, erect a dust wall of plywood or sheetrock, but not plastic or canvas, across the entrance to the Store from the Leased Premises prior to commencing Improvements and maintain the same in place throughout construction.

(4) Conduct Improvements and install Trade Fixtures without interfering with other construction in progress at the Store or with the transaction of Landlord’s business or the business of any of Landlord’s other lessees.

 E.   If Landlord requests, Tenant will secure a bond or other security satisfactory to Landlord against any loss, liability, or damage to persons or property related to the Improvements.

2.5
Tenant’s Contractors.  Tenant’s contractors must be licensed, carry worker’s compensation coverage as required by law, and comply with all applicable laws including, but not limited to, obtaining any required permit, license, or other documentation necessary to perform the construction work in connection with this Master Lease.  At Landlord’s request, Tenant will provide Landlord with a list of all contractors and subcontractors Tenant is using.

2.6	Signs.

A. Tenant may not install on the exterior of the Store any sign, light, decoration, painting, awning, canopy, or any other like item, (“Signs”) unless otherwise provided in Appendix-1.

B.  Tenant may, with the prior, written consent of Landlord and in accordance with Section 2.6C, install a Sign on the exterior bulkhead of the applicable Leased Premises, which is inside the Store in which a Leased Premises is located, with Tenant’s trade name identified in Appendix-1 to this Master Lease and Tenant’s logo.

C.  Tenant may not install any Sign containing images or words that may offend the ordinary, reasonable person including, but not limited to, words or images that are cloaked in other words or images, phrases with double meanings, and words or images commonly considered to be vulgar, swear, or curse words.  If Tenant’s business or trade name violates this provision, Tenant may not use the name in any signage in or around the Leased Premises.

2.7
Landlord’s Right of Re-Entry.  After the Delivery Date and before the Rent Commencement Date designated on the applicable Attachment A, Landlord may re-enter the applicable Leased Premises to continue any portion of Landlord’s work not yet complete.  During this period of re-entry, Landlord may not unreasonably interfere with any work required under Section being performed by Tenant or on behalf of Tenant.

2.8	Certificate of Occupancy. Tenant shall fax a copy of the Certificate of Occupancy within two (2) calendar days after receiving it to Landlord’s Project Management at (479) 204-2263.

Article III
Binding Effect of the Attachment A, Commencement Notice
Master Lease Term and Extension

3.1
Effective Date of Master Lease.  This Master Lease is effective and binds Landlord and Tenant as of the Effective Date entered above.  This Master Lease terminates in its entirety upon the termination, for whatever reason, of every Attachment A signed by Landlord and Tenant that attaches to this Master Lease and which is incorporated into this Master Lease.

3.2
Binding Effect of the Attachment A.  This Master Lease governs each Leased Premises for which Landlord and Tenant execute an Attachment A.  Once signed by both Landlord and Tenant, each Attachment A attaches to and incorporates into this Master Lease binding both Landlord and Tenant to the terms and conditions in both this Master Lease and the applicable Attachment A as to the applicable Leased Premises.

3.3
Commencement Notice.  Landlord will deliver the Commencement Notice to Tenant, no sooner than forty five (45) days following the actual Rent Commencement Date of the applicable Leased Premises.  The Commencement Notice is for informational purposes only and does not modify the terms of this Master Lease.  If Tenant does not receive the Commencement Notice within that time, Tenant will notify Landlord, in writing or verbally.  Any delay in delivery of the Commencement Notice is not a breach of this Master Lease.

3.4
Lease Term of a Specific Leased Premise.  The Lease Term for each Leased Premises commences on the day on which the applicable Landlord and Tenant each sign the Attachment A for that Leased Premises and continues until the Expiration Date.  For the purpose of this Master Lease, “Expiration Date” means 11:59 pm (local time as to the applicable Leased Premises) on the last day of the month in which the anniversary date of the Rent Commencement Date, designated in the applicable Attachment A, falls.  If the anniversary date falls between July 1st and December 31st of a given year, and then the Expiration Date extends to 11:59 pm (local time as to the applicable Leased Premises) on January 31st of the following year.  In case of cancellation or termination, the Expiration Date becomes the date on which the lease is cancelled or terminated.

3.5
Extension of the Lease Term.  The Lease Term for the applicable Leased Premises may extend, subject to the terms and conditions of this Master Lease, as designated in the applicable Attachment A.  In the event that the Lease Term of the applicable Leased Premises extends, any reference to the term “Lease Term” includes the period by which the Lease Term extends.

Article IV
Rent, Security, Tax Increases

4.1
Rent Commencement Date.  Tenant’s obligation under this Master Lease to pay Rent, in lawful money of the United States and without, for any reason, deduction or offset, begins on the Rent Commencement Date.  For the purposes of this Master Lease, the Rent Commencement Date is either:

A.  The first day on which the Store opens for business to the public (“Grand Opening”), as memorialized in the applicable Commencement Notice, if the Leased Premises is located in a new, relocated, or expanded Store; or

B.  The day specified in the applicable Attachment A, if the Leased Premises is located in a Store currently in operation that has not or will not be relocated or expanded between the time that the Attachment A is executed and the Rent Commencement Date.

4.2	Base Rent.

A.  Tenant shall pay Base Rent to Landlord for each Leased Premises for which Landlord and Tenant execute an Attachment A at the rate set forth in the applicable Attachment A and any additional or other sum, rent, interest, or tax required by this Master Lease.

B. Tenant, without offset, notice, or demand, shall pay Base Rent in equal monthly installments with each monthly installment due by the Due Date.  If the Rent Commencement Date occurs after the first day of the month, the Base Rent for that month equals one-thirtieth (1/30th) of the normal monthly rent installment for each day starting on the Rent Commencement Date and continuing through midnight on the last day of that month.

4.3	Interest on Late Payments.

A. Tenant shall pay to Landlord interest on any balance of Rent unpaid more than ten (10) days following the Due Date at the prorated rate, based on a 30-day month, of the lesser of:

(1) [***] per month, or

(2) The maximum amount allowed by law.

B.  Any interest due under this provision is additional rent, and Tenant shall pay it in full no later than the day on which it pays the unpaid balance of Rent unless demanded earlier by Landlord.  Interest will not accrue on any unpaid balance of Rent if the:

(1) Unpaid balance is due to an error or problem with the automatic debit, if Tenant is paying Rent through an automated clearing house account,and

(2) The error or problem was not due to the intentional or negligent act of Tenant.

4.4
Quarterly Rent Payment.  Landlord may require Tenant pay the Base Rent on a quarterly basis rather than monthly if, for two (2) consecutive months, Tenant fails to pay timely the Base Rent according to Section 4.2.  The quarter will commence on the first day of the month following the month that Landlord notifies Tenant in writing of this election.

4.5	Method for Rent Payment. Tenant shall pay Rent as required in the applicable Attachment A.

4.6	Surety Bond.

A.  In addition to any other obligation of Tenant under this Master Lease, Tenant, for each Leased Premises, shall execute and deliver a surety bond to Landlord in lieu of a security deposit assuring Landlord that it will perform its obligations herein for each Leased Premises under this Master Lease.

B. Tenant shall obtain a bond equal to the sum of three (3) months rent on the applicable Leased Premises from a reputable company satisfactory to Landlord.

C.  In addition to any other right or remedy available at law, in equity, or under this Master Lease, Landlord may claim against the bond an amount equal to the Rent owed to Landlord that Tenant failed to pay timely, such amount not to exceed the penal sum of the bond.

D. Any claim or payment under the bond in no way relieves Tenant of its obligations under this Master Lease to pay Rent or other charges in excess of the penal sum of the bond.

E. Tenant, at the request of Landlord, will replace the bond when claims against the bond equal or exceed the penal sum of the bond.

F. Each bond must be in full force and effect within ten (10) days of Tenant signing the applicable Attachment A and must continue for the Lease Term of the applicable Leased Premises.

4.7	Taxes.

A.  Landlord shall pay all General Taxes levied, during each fiscal tax year, against the Store, the Common Area, or both.  “General Taxes” means all general real estate taxes, general and special assessments, parking surcharges, and other governmental charges.

B. In addition to Tenant’s other obligation under this Master Lease, Tenant shall pay any tax or assessment:

                      (1) Levied against Tenant’s Improvements, inventory, personal property, and Trade Fixtures;

                      (2) Assessed, imposed, or levied against Landlord in relation to either Landlord’s interest in this Master Lease or the Rent and or other charges required under this Master Lease including, but not limited to, increases or additional, special, regular, unforeseen, foreseen, extraordinary, or ordinary, taxes and assessments, whether occurring wholly or partially during the Lease Term of the specific Leased Premises from which the taxes or assessments arise;

                      (3) Imposed against Landlord because of Landlord’s interest in this Master Lease as a substitute, in whole or in part, for a real estate tax or assessment.

C.  Tenant shall reimburse Landlord, upon demand, for any tax, assessment, or excise that was imposed, assessed, or levied against Landlord that Landlord paid but for which Tenant is primarily liable under this Master Lease.

Article V
Utilities

5.1
Utilities.  Unless otherwise agreed to in this Master Lease, Landlord shall pay for all public utilities furnished to the Leased Premises and shall reasonably cool, heat, and light and provide water and sanitary sewerage services to the building in which the Leased Premises is located.  Landlord is not liable for any interruption whatsoever to the public utilities, the lighting, the cooling, the heating, the water, or the sanitary sewerage services if any of the preceding are interrupted:

A. Due to equipment failure, fire, accident, strike, acts of God, or other causes beyond the reasonable control of Landlord; or

B. In connection with Store Renovations or to repair the Store or the Leased Premises.

5.2	Telephone Service. Tenant shall pay for telephone service in the Leased Premises. The use of a cordless phone within a Leased Premises is strictly prohibited.

Article VI
Use and Operation

6.1
Use.  Tenant shall use the Leased Premises as designated in Paragraph 1 of Appendix-1, Permitted Uses, subject to applicable legal requirements, and for no other purpose without the prior, written consent of Landlord.

6.2	Continuous Operation.

A.  Tenant, other than as expressly permitted by this Master Lease and during the applicable Lease Term, shall operate the applicable Leased Premises continuously during the Hours of Operation designated in Appendix-1 and in accordance with the Permitted Uses designated Appendix-1 and with the terms and provisions of this Master Lease.

B.  Tenant, other than as expressly permitted by this Master Lease shall not vacate the applicable Leased Premises during the applicable Lease Term or cease operations in the applicable Leased Premises and shall conduct its business, at a minimum, in an efficient, first-rate, and reputable manner.

C.  Other than closing the Leased Premises to repair, update, and upgrade the Trade Fixtures, the Improvements, and the Leased Premises in accordance with Section 7.3B, below, Tenant may close the applicable Leased Premises for repair or renovation only with the prior, written consent of Landlord, which Landlord may not unreasonably withhold or delay.

D.  Failure to comply with this provision or any representation by Tenant that during the applicable Lease Term the Tenant, or one of its Sublessees, will not comply with this provision or will vacate the applicable Leased Premises materially breaches this Master Lease.

6.3
Hours of Operation.  Tenant, other than as expressly permitted by this Master Lease and during the applicable Lease Term, shall conduct its business in the Leased Premises as specified in Appendix-1 and, in accordance with Section 2.6, above, shall post its Hours of Operation in a conspicuous location within the Leased Premises.

6.4
Trade Name.  During the term of this Master Lease, Tenant shall conduct its business under the name designated as Tenant’s Trade Name in Appendix-1 and under no other name without the prior, written consent of Landlord.

A.  Tenant acknowledges that Landlord relied on Tenant’s business reputation and associated trade name as a significant material inducement in Landlord’s decision to execute this Master Lease, and therefore, Tenant hereby warrants that Tenant has the right to use the trade name and all logos, trade dress, slogans, and all other identifying marks used by Tenant at the Leased Premises.

B.  Failure to comply with this Section is a material breach of this Master Lease.

6.5	Customer Service.

A.  Tenant shall operate the Leased Premises in conformity with Landlord’s reputation as the operator of discount retail stores dedicated to customer satisfaction and prompt quality customer service featuring a broad assortment of quality merchandise at low, competitive prices.

B.  Tenant, at its sole cost and expense, shall post, in a conspicuous location that customers can see when the Leased Premises is open and when the Leased Premises is closed, a telephone number and an address for customers to contact.  The telephone number must be either toll free or a number local to the applicable Leased Premises.

6.6	Window Display Lights. Tenant shall keep, during the Hours of Operation, any display windows in the Leased Premises neat and attractive.

6.7
Mail & Deliveries.  Landlord does not guaranty any mail or deliveries to the Leased Premises and recommends Tenant arrange to receive mail or deliveries at an alternate location.  Any mail or deliveries to and from the Leased Premises must be done only at such times and in the areas and through the entrances designated for such purpose by Landlord.  Any mail or delivery left with the Store is done at the Tenant’s sole risk.  All property kept, stored, or maintained on the Leased Premises by Tenant is at Tenant’s sole risk.

6.8	Tenant’s Advertising, Promotion, and Media Inquiries.

A. Tenant may use Landlord’s name only to the extent Landlord’s Leasing Operations Department approves and only as a location reference.

B. Tenant may not promote its services within the Store using Landlord’s in-store public address system.

C. Tenant may not post any Signs outside of the Leased Premises, except as provided in Section 2.6B, above, or post any hand made signs inside or outside of the Leased Premises.

D. Tenant’s promotions related to the Leased Premises must be conducted in a professional manner by trained individuals.

E.  Tenant may not release or cause to be released any statement to the press or otherwise containing Landlord’s name or representing any relationship whatsoever to Landlord, without the prior, written approval of the Wal-Mart Leasing Operations Department.

F.  Tenant agrees that it will not, within the Leased Premises or anywhere else in the Store, advertise, market, or promote any Competing Business.  For purposes of this paragraph, “Competing Business” means any retail business, owned or operated by either Tenant or a third party, involved in the sale, outside of the Store, of any products or services sold from within the Store or by any affiliate, parent company, or subsidiary of Landlord.

6.9	Restrictive Covenants. Tenant shall comply with and observe any easement, covenant, or restriction that affects or applies to the Leased Premises and the Common Area.

6.10	Restrictions on Tenant’s Activities. In addition to any easement, covenant, or restriction that affects or applies to the Leased Premises or the Common Area, Tenant, nor its Sublessees, shall not:

A. Use the sidewalk adjacent to or any other space outside the Leased Premises for display, sale, or any other similar undertaking.

B.  Use a loudspeaker system that may be heard from outside the Leased Premises; place or permit any radio, television, loudspeaker, or amplifier on the roof, inside the Leased Premises, or anywhere that the radio, television, loudspeaker, or amplifier can be seen or heard from outside of the Leased Premises; or solicit or distribute any handbills or other advertising in the parking lot, Store, or Common Areas, unless otherwise protected by law.

C.  Use the plumbing facilities of the Leased Premises or the Store for any purpose other than that for which they were constructed.  Neither Tenant or its Sublessees, nor the invitees of either Tenant or its Sublessees, may use the plumbing facilities of the Leased Premises to dispose of any foreign substances.  The expense of any breakage, stoppage, or damage resulting from a breach of this paragraph will be born by Tenant.

D.  Place on any floor a load that exceeds the load per square foot that the floor was designed to carry.  Tenant may only install, operate, and maintain heavy equipment in the Leased Premises if installed in such manner as to achieve a proper distribution of weight.

E.  Use any forklift truck, tow truck, or any other machine or equipment in the Store, in the Common Areas, or on any of the underlying ground, unless necessary to complete Tenant’s obligations under Section 2.4 or unless otherwise agreed to in the Appendix-1.

F.  Use the Leased Premises to conduct illegal business or for illegal purposes or for any purpose that may increase the premium cost of or invalidate any insurance policy carried on the Leased Premises, Common Areas, or the Store.  If insurance premiums for insurance policies carried on the Leased Premises, Common Areas, or the Store increase in connection with Tenant’s use of the Leased Premises, Tenant will reimburse Landlord for the increase.

G.  Unreasonably interfere with Landlord’s business or the business of another tenant of Landlord or act in such a way that reasonably may be expected to injure Landlord’s business relationship including, but not limited to, acting in any way which diminishes the access to or the visibility of any portion of the Store or any other tenant’s premises or that impedes the free circulation of customer traffic within the Store.

H.  Receive, retain, or store in the Leased Premises any “Controlled Substances” except for any Controlled Substances included in an emergency medical kit.  For the purposes of this Master Lease, “controlled substances” means materials containing any quantity of a substance with a stimulant, depressant, hallucinogenic effect on the higher functions of the central nervous system, and having the tendency to promote abuse or physiological or psychological dependence, as designated in state and federal controlled substance schedules including, but not limited to, those listed in Schedules I through V of the Controlled Substances Act, 21 U.S.C. §812, as may be amended.  Failure to comply with this paragraph is a material breach.

I. Within the Leased Premises, receive, retain, store, or use any firearm, tear gas, mace, pepper spray, dye pack, or any item similar to a firearm, tear gas, or dye pack.

6.11
Encumbrances and Liens.  Tenant may not cause any encumbrance to attach to or upon the Leased Premises, the Store, the Common Area, the land underlying any of the foregoing, or Tenant’s interest in this Master Lease because of any act or omission of Tenant, its contractors, agents, employees, or representatives.  Failure to discharge any encumbrance within five (5) days following its filing is a material breach.  In addition to any right or remedy Landlord may have for the material breach, Landlord may bond or pay the encumbrance for Tenant’s account without inquiring into the validity of the encumbrance.  If Landlord elects to pay the encumbrance, Tenant will reimburse Landlord, upon demand by Landlord, the amount Landlord paid, plus an additional [***] administrative fee, plus interest.  Interest will accrue at the lesser of [***] or the maximum amount allowed by law beginning on the day Landlord bonds or pays the encumbrance and continuing until Tenant reimburses Landlord the entire amount Landlord paid, plus the administrative fee and any interest accrued.

Article VII
Repairs & Maintenance

7.1	Repairs by Landlord.

A.  Subject to the provisions of Section (Casualty) and Article XII (Condemnation), Landlord shall maintain the Store and Leased Premises in good order and make all necessary repairs in the Leased Premises to the foundation, gutter, spouts, exterior walls, interior load-bearing walls, door, door closure devices, exterior openings, gates, and gate closure devices and to the roof and HVAC, except as provided below in Section 7.2, below.  Tenant shall notify Wal-Mart Maintenance of any necessary or requested repairs by calling the Wal-Mart Maintenance Hotline at (479) 273-4747.  Tenant must have the work order number provided by the Wal-Mart Maintenance Hotline at the time the repair is reported in order to check on the status of the repair.

B.  Tenant shall reimburse Landlord for any repairs necessitated by the intentional acts or negligence of Tenant or Sublessee or the agents, customer, employee, or representative of either.  Any reimbursement required in the preceding sentence must be made no later than three (3) calendar days after Landlord demands reimbursement from Tenant.

C.  Landlord does not breach its obligations under Section, above, until a reasonable amount of time passes after Tenant notifies Wal-Mart Maintenance, according to Section, of the needed repair.  Rent will not abate during this time or while any repairs are being made, and Landlord will not be liable to Tenant or Sublessee due to loss or interruption of Tenant’s business because of the prosecution of the repair.

7.2	Tenant’s Repairs, Maintenance, Handling Hazardous Substances.

A.  Tenant shall maintain the Leased Premises in compliance with applicable law and in good order and condition.  Tenant shall effect, according to applicable law, all repairs to the Leased Premises (except for those specifically enumerated in Section 7.1, above) that are commercially necessary or desirable to maintain the Leased Premises in a safe, dry, and tenantable condition including, without limitation, repairs to:

                      (1) Any portion of the pipes, lines, ducts, wires, or conduits, used solely by Tenant;

                      (2) Plate glass, windows, door frames, and special store fronts;

                      (3) Molding, locks and hardware, lighting, plumbing, Trade Fixtures, Signs, and interior painting and treatment; and

                      (4) Any Improvements or Trade Fixtures installed in the Leased Premises, including any roof-top heating, ventilation, or air conditioning unit or other rooftop equipment.  Any repairs to the roof-top heating, ventilating, and air conditioning unit or other rooftop equipment must be made by a Landlord approved contractor.

B.  Tenant, at no expense to Landlord, shall handle, manage, store, transport, and dispose of all Hazardous Substances (as defined below) created by any process, action, or inaction in connection with the Leased Premises and in accordance with all applicable law.  Tenant shall not use any of Landlord’s property or equipment in using, handling, managing, storing, transporting, and disposing of Hazardous Substances.  Evidence of Tenant's compliance with all applicable laws concerning the use, handling, management, storage, transportation, and disposal of Hazardous Substances must be provided to Landlord on Landlord's request.  For the purpose of this Master Lease, “Hazardous Substance” means:

(1) Hazardous material, hazardous waste, hazardous substance, toxic substance, biomedical waste, infectious waste, medical waste, or toxic waste identified by any federal or state law; chemical, dust, mixture, medical device, pharmaceutical, or common material capable of causing harm; or solid, liquid, contained gas, sludge, pollutant, asbestos, petroleum product, polychlorinated biphenyls, unused or returned consumer product, or other material, any of which, during the term of this Master Lease, become regulated as a hazardous material, hazardous waste, hazardous substance, toxic waste, or toxic substance; or

(2) Any solid, liquid, contained gas, sludge, pollutant, asbestos, polychlorinated biphenyls, or other material that, during the term of this Master Lease, becomes prohibited or requires special handling or treatment under any applicable law or regulation, including common law.

Landlord: _____ Landlord: _____ Landlord: _____ Landlord: _____ Tenant: _____

C.  Tenant, at no expense to Landlord, shall maintain the Leased Premises in a clean and sanitary condition, free from debris or excessive odor, and in compliance with all laws affecting the Leased Premises, Tenant’s use of the Leased Premises, or Tenant’s business.

                      (1) Tenant shall not allow the accumulation or burning of any rubbish or garbage in, on, or about the Leased Premises and shall keep all entrances, doors, or loading areas in the Leased Premises or immediately adjoining the Leased Premises free from trash, litter, or other obstruction.

                      (2) Tenant shall bear the expense of garbage and rubbish collection and disposal.  If Landlord’s Leasing Operations Department permits Tenant to use any part of the Store (other than the Leased Premises), Common Area, or land underlying the foregoing, to store garbage and refuse generated by Tenant’s use of the Leased Premises, Tenant and its Sublessees, at the expense of Tenant or its Sublessee, will keep all such garbage and refuse in the location designated by Landlord and in the kind of container, including the use of interior refrigerated garbage containers and compactors, Landlord specifies.

                      (3) Tenant will maintain air pressure in the Leased Premises necessary to keep offensive odors from emanating from the Leased Premises.

                      (4) Any odor producing function of Tenant’s operations must be mechanically vented to the exterior of the Store and the Leased Premises to eliminate the dissipation of such odors into the Store or into the interior or exterior of any other tenant’s space.  Exhaust hoods may not project above the roof deck higher than that allowed by local governmental authorities or code requirements.

                      (5) At Landlord’s written request, Tenant will install any equipment or procedures necessary to comply with Section 7.2C(3) and Section 7.2C(4).  If Tenant fails to comply with Landlord’s request, within ten (10) days after receiving notice, Landlord may take remedial action for Tenant, and Tenant will pay, as Additional Rent, the cost of such remedial action plus an administrative charge of [***] of the cost thereof.

D.  If Tenant fails to pursue diligently any repairs required by this Section within ten (10)  days of receiving notice from Landlord of the repair, Landlord may repair the Leased Premises as necessary to maintain it in a good, clean, safe, dry, and tenantable condition.  If Landlord makes such repair, Tenant will reimburse Landlord for its costs, plus an additional [***] administrative fee when Tenant pays the next months Rent.  Tenant will pay interest at the rate of [***] or the maximum rate allowed under law, whichever is less, for any amount unpaid after the next months Rent becomes due.

7.3	Store Renovation.

A.  Landlord, from time to time, may relocate the Store to another physical address.  If Landlord relocates the Store to another physical address, Landlord, in its reasonable discretion, may terminate this Master Lease as to the applicable Leased Premises but will not be liable for any cost or expense of Tenant ceasing operations in the applicable Leased Premises.  Landlord and Tenant may enter into a new Attachment A for the new location of the Store or any other Store.  If Landlord and Tenant enter into a new Attachment A for the new location or the Store or any other Store, Tenant will bear all costs and expenses incurred in relocating to the new location of the Store or to any other Store.  Tenant will also repair, update, and upgrade all Trade Fixtures and Improvements to the Leased Premises and ready the newly located Leased Premises to be open for business to the public for the Store’s grand opening as required by this Master Lease.  Landlord must first approve all repairs, updates, and upgrade to the Leased Premises.

B.  Landlord, from time to time, may remodel, re-arrange, renovate, or expand (collectively and individually “Store Renovations”) the Store, without relocating the Store to another physical address.  During Store Renovations, Tenant will repair, update, and upgrade the Trade Fixtures, the Improvements, and the Leased Premises unless Tenant repaired, updated, and upgraded the Trade Fixtures, the Improvements, and the Leased Premises within the three (3) consecutive preceding years.  All repairs, updates, and upgrades Tenant contemplates must be previously approved by Landlord.

                      (1) Landlord may either temporarily or permanently relocate Tenant within the Store to another location within the Store that is of like size and configuration as the Leased Premises and is in a reasonable condition from which Tenant may operate if Landlord, in its sole discretion, determines the relocation necessary to complete Store Renovations.  Landlord will bear the cost of moving Tenant’s Trade Fixtures in the event of a temporary relocation, but Landlord is not responsible for any expense associated with Tenant’s repairs, updates, and upgrades of the relocated Leased Premises, whether the relocation is temporary or permanent. If the relocation is of a permanent nature and Tenant reasonably determines that the new location will materially impair its operations in the applicable Leased Premises or is not of like size and configuration as the original Leased Premises, Tenant may terminate this Master Lease as to the applicable Leased Premises.  If the relocation is temporary and Tenant reasonably determines that the new location of the Leased Premises will materially impair its business or that the Store Renovations are materially impairing its operations in the Leased Premises, Tenant may, with Landlord’s written consent, close the applicable Leased Premises until Landlord and Tenant agree that the Store Renovations no longer impair the operations of the applicable Leased Premises.

(2) If, in connection with the Store Renovations, Landlord closes the Store for more than three (3) consecutive days, Tenant may, with Landlord’s written consent, either close the applicable Leased Premises while the Store is closed in connection with the Store Renovations and conduct the repairs, updates, and upgrades of the Leased Premises as required by this Section 7.3B or terminate this Master Lease as to the applicable Leased Premises.

C.  If the Leased Premises closes in accordance with this Section, Rent due during the time in which the Leased Premises is closed will abate.  The Leased Premises must re-open once the Store Renovations and the operations of the Leased Premises no longer materially impair each other, as determined by mutual agreement of the parties.

Article VIII
Compliance with Law and Other Requirements

8.1	Rules and Regulations.	Tenant shall observe all rules and regulations established from time to time by Landlord (as Landlord may adopt and publish in the Landlord/Tenant Handbook) including, but not limited to:

A. Tenant and Sublessee, and any agent, employee, or representative of either Tenant or Sublessee, should remove immediately from the Store any merchandise purchased from Landlord.

(1) Tenant and Sublessee, and any agent, employee, or representative of either Tenant or Sublessee, may not bring into the Leased Premises any merchandise purchased from Landlord unless the merchandise is purchased for use by Tenant and Sublessee, and any agent, employee, or representative of either Tenant or Sublessee, in the operation of its business in the Leased Premises or unless the merchandise is purchased for immediate consumption by Tenant, or its Sublessee, or any agent, employee, or representative of either Tenant or Sublessee.

(2) Tenant and Sublessee, and any agent, employee, or representative of either Tenant or Sublessee, must keep a receipt for the merchandise purchased with the merchandise at all times while the merchandise is in either the Leased Premises or the Store.

(3) No merchandise for which Tenant or Sublessee, or any agent, employee, or representative of either Tenant or Sublessee, has not paid may be removed from the Store or brought into the Leased Premises.

(4) Any purchase by Tenant and Sublessee, and any agent, employee, or representative of either Tenant or Sublessee, is subject to search according to Landlord’s security procedures applicable to other customers of Landlord.  Any one removing, or involved in the removal of, merchandise, either from the Store or into the Leased Premises, without first paying for the merchandise may be trespassed from the Store or all of Landlord’s property, may be treated as a shoplifter, or both.  Shoplifters may be subject to prosecution.

B.  Tenant and Sublessee, and any agent, employee, or representative of either Tenant or Sublessee, shall conduct him or herself while in the Store or in the Leased Premises in a professional and courteous manner, appropriately attired, trained, and groomed, and consistent with the first-class operations and facilities of Landlord.

C. Landlord’s procedures in responding to media inquiries as such inquiries relate to the Leased Premises, Landlord, or any relationship between Tenant and Landlord.

8.2	Compliance.

A.  Tenant shall comply with all federal, state, and local laws, rules, orders, directives, and regulations pertaining to its operations within the Leased Premises including, but not limited to and as amended, the Age Discrimination in Employment Act of 1967, 29 U.S.C. §621, et seq.; the Americans with Disabilities Act of 1990, 42 U.S.C. §12101, et seq.; the Child Labor Act, 29 U.S.C. §212, et seq.; the Civil Rights Act of 1964, et seq.; the Economic Dislocation and Worker Adjustment Act, 29 U.S.C. §565, et seq.; the Employee Polygraph Act of 1988, 29 U.S.C. §2001, et seq., the Equal Pay Act of 1963, 29 U.S.C. §201, et seq.; the Fair Labor Standards Act of 1938, 29 U.S.C. §201, et seq.; the Family and Medical Leave Act of 1993, 29 U.S.C. §2601, et seq.; the Immigration Reform and Control Act of 1986, 8 U.S.C. §1324a, et seq.; the Older Worker Benefit Protection Act, 29 U.S.C. §621, et seq.; and the Omnibus Budget Reconciliation Act of 1986, 29 U.S.C. §623, et seq.; and all other applicable laws, statutes, and regulations.

B. Landlord has absolutely no responsibility, obligation, or liability for Tenant’s hiring and other employment practices. Tenant warrants and represents that it has a policy to:

(1) Comply in all respects with all immigration laws and regulations;

(2) Properly maintain all records required by the United States Citizenship and Immigration Services (the "USCIS") including, without limitation, the completion and maintenance of the Form I-9 for each party's employees;

(3) Respond in a timely fashion to any inspection requests related to such I-9 Forms;

(4) Cooperate fully in all respects with any audit, inquiry, inspection, or investigation the USCIS may conduct of such party or any of Tenant's employees;

(5) Conduct annual audit of the I-9 Forms for its employees; and

(6) Promptly correct any defects or deficiencies the audit reveals;

(7) Require all subcontractors performing any work for Tenant to comply with the covenants set forth in this Section 8.2B.

C.  With respect to its business operations in the Leased Premises, Tenant shall comply with the Comprehensive Environmental Response, Compensation and Liability Act, the Superfund Amendment and Reauthorization Act, the Resource Conservation Recovery Act, the Federal Water Pollution Control Act, the Federal Environmental Pesticides Act, the Clean Water Act, any federal, state, or local “Superfund” or “Super Lien” statute, or any other statute, law, ordinance, code, rule, regulation, order , or decree, including any amendments thereto, regulating, relating to, or imposing liability (including strict liability), or standards of conduct concerning any Hazardous Substance or any escape, seepage, leakage, spillage, emission discharge, or release of any Hazardous Substance or material resulting from Tenant’s use, handling, management, storage, transportation and disposal of any Hazardous Substance in, about, or under the Store.

D.  Tenant shall comply with the provisions of the Americans with Disabilities Act (“ADA”) in complying with its obligations under this Master Lease.

                      (1) If, after Landlord delivers to Tenant the applicable Leased Premises, the presence of any ADA violation on the applicable Leased Premises requires remedial work on the Leased Premises, Tenant will promptly take all actions at its sole expense as are required by any federal, state, or local government agency or political subdivision to comply with the ADA; provided that Landlord's consent to such actions is first obtained, which consent
                     Landlord may not unreasonably withhold or delay.

                      (2) In addition to Tenant’s obligations under Article XIII, Tenant shall indemnify, defend and hold harmless the Indemnitees from any Claim including, without limitation, diminution in value of the Leased Premises, damages for the loss or restriction of use of rentable or usable space or of any amenity of the Leased Premises, damages arising from any adverse impact on marketing of space of the Leased Premises, and sums paid in settlement of claims, attorney's fees, consultation fees and expert fees arising during or after the applicable Lease Term as a result of such violation.
                     Tenant’s obligations in the preceding sentence include, without limitation, costs incurred in connection with any investigation of site conditions or any remedial work required by any federal, state, or local government agency or political subdivision because of any ADA violation present on or about the Leased Premises.

E. Tenant represents and warrants that neither it nor its Sublessees are:

(1) A person or entity designated by the U.S. Government on the list of the Specially Designated Nationals and Blocked Persons (the “SDN List”), as maintained by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) at http://www.ustreas.gov/offices/enforcement/ofac/sdn, with which a U.S. person or entity cannot deal with or otherwise engage in business transactions;

(2) A person or entity who is otherwise the target of U.S. economic sanctions and trade embargoes enforced and administered by OFAC, such that a U.S. person or entity cannot deal or otherwise engage in business transactions with such Tenant or its Sublessees;

(3) Either wholly or partly owned or wholly or partly controlled by any person or entity on the SDN List, including without limitation by virtue of such person being a director or owning voting shares or interests in an entity on the SDN List;

(4) A person or entity acting, directly or indirectly, for or on behalf of any person or entity on the SDN List; or

(5) A person or entity acting, directly or indirectly, for or on behalf of a foreign government that is the target of the OFAC sanctions regulations such that the entry into this Master Lease would be prohibited under U.S. law.

F.  Tenant shall inquire diligently into and screen the qualifications of each employee, agent, or representative operating out of the Leased Premises, and no one that may pose a reasonably ascertainable risk to the safety or property of Wal-Mart or its Associates, customers, or business invitees is permitted on Wal-Mart property.  For purposes of this paragraph, "inquire diligently into and screen" means conducting a criminal background check in accordance with federal and state law, properly checking references, and using such other methods to determine qualifications that a reasonable and prudent employer might utilize under the circumstances.  Also, “risk” means any propensity to engage in violence, sex crimes, fraud, theft, vandalism, or any other conduct likely to result in harm to a person or property.  Failure to comply with this provision constitutes a material breach of this Master Lease.

G.  Tenant shall maintain the warranties and representations Tenant made under this Master Lease, all of which are remade and reaffirmed by Tenant when signing each new Attachment A, in full force and effect throughout the term of this Master Lease.

H. Any failure by Tenant to comply with its obligations under this Section 8.2 is a material breach.

8.3
Landlord’s Right of Removal.  Landlord, in its sole judgment and discretion, may deny entry to or remove from its premises any Tenant or Sublessee, or any agent, employee, or representative of either Tenant or Sublessee, who violates any of Landlord’s rules or regulations.

Article IX
Right to Access & Common Areas

9.1	Landlord’s Right to Access. Landlord may enter the Leased Premises:

A. Without notice to either inspect the Leased Premises, enforce any of Landlord’s rules and regulations, enforce a provision of this Master Lease or in case of an emergency;

B.  Upon reasonable notice to Tenant, either to affect repairs it is obligated to perform or to add, alter, improve, repair, or otherwise construct or maintain any part of the Store adjacent to the Leased Premises; and

C. With twenty four (24) hours advance notice to Tenant to show the Leased Premises to a prospective lender, lessee, or purchaser.

9.2
“For Rent” or “For Lease”.  Landlord may post “For Rent” or “For Lease” signs on the Leased Premises during the last ninety (90) days of the Leased Term if, in accordance with  this Master Lease, Landlord and Tenant do not extend the Lease Term.

9.3	Tenant’s Right to Access.

A.  Tenant, its Sublessee, and the agent, customer, employee, or representative of each, has a limited right, during the Hours of Operation listed in Appendix-1, to enter upon the Common Areas of the Store in order to conduct business in the Leased Premises.

B. Except as set forth in Article II and Article VII, Tenant has no rights or obligations related to the rooftop of the Leased Premises.

C.  Tenant, with Landlord’s prior consent, may enter Landlord’s property for the limited purpose of servicing, maintaining, and otherwise performing its obligations in connection with this Master Lease at times the Store is not open to the public for business if Tenant, in no way, provides its services to the public during that time.

9.4
Parking.  Tenant, its Sublessee, and the agents, employees, and representatives of each, while working in the Leased Premises, may park their motor vehicles in spaces designated by Landlord.  Landlord may tow or cause to be towed, at the expense of the owner of the motor vehicle, any motor vehicle owned by Tenant, its Sublessee, or the agents, employees, and representatives of each, that is parked in any area of Landlord’s property other than the parking area designated.

9.5
Landlord’s Liability.  If Landlord enters the Leased Premises according to the provisions of this Master Lease, Landlord is not liable to Tenant for any loss, liability, or damages resulting from Landlord’s entry.  If Landlord enters the Leased Premises during the Hours of Operation, Landlord will use commercially reasonable efforts not to interfere with Tenant’s business, and Landlord will not be liable to Tenant for any loss, including lost profits, for any resulting business interruption.

9.6
Common Areas.  Despite the preceding Sections, Landlord may close or prohibit the use of any Common Area, in part or in whole; may change the location or appearance of the Common Area; or may erect additional structures in the Common Area.

Article X
Transfer of Interest, Subordination, Attornment

       10.1          Transfer of Tenant’s Interest.  For the purposes of this Master Lease, “Affiliate” means a corporation related to Tenant by shareholdings or any other means of control; a subsidiary of Tenant; Tenant’s parent company; or a sibling company of Tenant.  Except to an Affiliate known to Landlord at the time Landlord signs this Master Lease Agreement:

 A.  Tenant may not, without the prior, written consent of Landlord, which Landlord will not unreasonably withhold:

(1) Transfer, encumber, or pledge (collectively and individually, “Transfer”) its interest in this Master Lease, either in its entirety or as to a particular Leased Premises, or an applicable Leased Premises;

(2) Permit any Transfer or interest of this Master Lease by operation of law;

(3) Permit any person or entity other than Tenant to use the Leased Premises; or

(4) Cause or permit Tenant’s dissolution, merger, or consolidation, unless Tenant is merging or consolidating with an Affiliate.

 B.  Tenant shall notify Landlord, in writing, prior to or simultaneously with, a public announcement of the Transfer within any twelve (12) month period of either more than an aggregate of fifty percent (50%) of  Tenant’s voting shares or more than fifty percent (50%) of the value of Tenant’s unencumbered assets (as of the date of the Transfer); or the Transfer of any part or all of its shares of stock resulting in a change in Tenant’s present effective voting control by the person owning a majority of said shares of stock on the day Tenant signs this Master Lease.  If a Transfer occurs, Landlord, in its sole discretion, may terminate this Master Lease in its entirety by providing written notice to Tenant within ninety (90) days following receipt by Landlord of Tenant’s notice as required above.  Tenant’s failure to provide Landlord notice as required above constitutes a material breach of this Master Lease.

10.2
Effect of Unauthorized Transfer.  Subject to the exceptions in Section 10.1, any Transfer or attempted Transfer without Landlord’s prior, written consent will be void and will not confer any rights upon any third person.

10.3	Requesting Landlord’s Consent.

A. Any request for Landlord’s consent pursuant to this Article X must be in writing and include:

(1) The proposed effective date of the Transfer, which should not be less than forty five (45) days nor more than one hundred eighty (180) days in advance of the notice;

(2) All of the terms, including the consideration, of the proposed Transfer, the name and address of the proposed transferee, and a copy of all documentation pertaining to the proposed Transfer; and

(3) The current audited financial statements of the proposed transferee or any other financial statements that would enable Landlord to determine the financial responsibility, character, and reputation of the proposed transferee.

B. Tenant shall provide any additional information Landlord requests in connection with the proposed Transfer.

10.4	Effect of Consent.

A. If Landlord consents to any Transfer, that consent is not effective until and unless:

(1) Landlord receives a copy of the assignment affecting the Transfer and

(2) The transferee delivers to Landlord a written agreement, in form and substance satisfactory to Landlord, by which the transferee assumes all of the obligations and liabilities of Tenant under this Master Lease.

B. Any consent by Landlord to a Transfer does not constitute a waiver by Landlord of any prohibition against any future Transfers.

C. No Transfer relieves Tenant of any obligations under this Master Lease.

10.5	Transfer Premium.

A.  For the purposes of this provision, “Transfer Premium” means all Rent or other consideration payable by the Transferee in any monthly period that is in excess of the Rent payable by Tenant under this Master Lease in the same monthly period.

B. Tenant promptly, without notice or demand, shall pay Landlord [***] of any Transfer Premium Tenant receives in connection with a Transfer.

C. Tenant shall pay Landlord, in a form satisfactory to Landlord, any part of the Transfer Premium Tenant receives in a non-cash form.

D.  In lieu of accepting any payment from Tenant of a Transfer Premium, Landlord may elect, with ninety (90) days written notice, to increase the Rent due under this Master Lease as to the transferred Leased Premises by an amount equal to Landlord’s share of the monthly amount of the Transfer Premium.

E.  Landlord and its authorized representatives have the right to conduct an audit, relating to any Transfer Premium, of Tenant at Tenant’s place of business during Tenant’s regular work hours and with reasonable notice.  If the audit establishes that Tenant underpaid Landlord Landlord’s percentage of the Transfer Premium, Tenant, within thirty (30) days following receipt of written demand, will pay the deficiency and Landlord’s costs of such audit.  If the deficiency is greater than [***], Landlord may terminate this Master Lease as to the transferred Leased Premises.  If the audit establishes that Tenant overpaid Landlord Landlord’s percentage of the Transfer Premium, Landlord, within thirty (30) days following receipt of written demand by Tenant, will pay the overage.

F. This provision does not apply to:

(1) Any Transfer between Affiliates,

(2) Payments made by a transferee for Tenant’s customer deposits, or

(3) Tenant’s furniture, fixtures, and equipment.

10.6	Transfer of Landlord’s Interest.

A.  Landlord may Transfer all or a part of its interest in the Store, the Common Areas, or the Leased Premises to a parent, subsidiary, or affiliated corporation of Landlord without prior consent or notice to Tenant.

B.  If Landlord Transfers its interest in this Master Lease as to a Leased Premises and the transferee assumes all of Landlord’s future obligations under this Master Lease, Landlord will be released from any further obligations under this Master Lease as to the transferred interest.  Tenant agrees to look solely to Landlord’s transferee for performance of obligations under this Master Lease.  Landlord will transfer to the transferee any security given by Tenant according to Section 4.6, and Landlord will be discharged from any further obligation relating to the security.

10.7
Subordination.  Landlord may elect that this Master Lease, as to a particular Leased Premises, be subordinate to or paramount to the lien of any mortgage.  Landlord’s right to elect is self-operative, and no further instrument will be required.  If Landlord requests, Tenant will do one or both of the following:

A. Confirm in writing and in a recordable form that this Master Lease, as to a particular Leased Premises, is subordinate to or paramount to (as Landlord elects) the lien of any mortgage; and

B.  Execute an instrument making this Master Lease, as to the particular Leased Premises, subordinate or paramount (as Landlord may elect) to the lien of any mortgage, in a form as may be required by any applicable mortgagee.

10.8
Attornment.  Tenant may not disaffirm any of its obligations under this Master Lease if Landlord Transfers the Store or a particular Leased Premises to a successor.  Tenant will attorn to and be bound by the terms, covenants, and conditions of this Master Lease as to the affected Leased Premises for the balance of the Lease Term.

Article XI
Casualty

11.1	Fire or Other Casualty. Tenant shall promptly notify Landlord, in writing, of any damage caused to a Leased Premises by casualty.

11.2	Election to Rebuild.

A.  Landlord may elect to repair and restore structural damage to a Leased Premises damaged by casualty and shall notify Tenant, in writing and within at least sixty (60) days after Landlord receives notice of the casualty damage, of its election.

B. If Landlord does not elect to repair and restore structural damage to a Leased Premises damaged by casualty, this Master Lease as to the applicable Leased Premises will terminate.

C.  If Landlord elects to repair the structural damage to a Leased Premises damaged by casualty, Landlord, after notifying Tenant of its election, will diligently undertake the appropriate measures necessary to complete the repairs to the applicable Leased Premises in a commercially reasonable amount of time.  Landlord will return the applicable Leased Premises to Tenant in substantially the same condition the applicable Leased Premises was in on the Delivery Date.  Tenant will then complete the build-out of the applicable Leased Premises with commercially reasonable diligence and return the applicable Leased Premises to substantially the same condition the applicable Leased Premises was in immediately prior to the casualty.

11.3	Rent Abatement. If Landlord elects to repair the structural damage to a Leased Premises damaged by casualty, Landlord may abate Rent due on the applicable Leased Premises to the extent that the:

A. Applicable Leased Premises is closed for repair, or

B. Tenant’s operations within the Leased Premises are impaired by the structural damage and subsequent repairs.

Article XII
Condemnation & Eminent Domain

12.1
Total or Substantial Taking.  If a Taking of a Leased Premises, or a Store in which exists a Leased Premises, occurs, this Master Lease as to the applicable Leased Premises will terminate automatically as of the date of the Taking.  For purposes of this Master Lease, “Taking” means any government action that deprives, directly interferes with, or substantially disturbs the use and enjoyment of the Leased Premises, any of which may occur because of either the exercise of the power of eminent domain or condemnation or resulting from a purchase in lieu thereof.

12.2	Partial Taking. If a Taking of only a portion of the Leased Premises, or of a Store in which exists a Leased Premises, occurs, Landlord may either:

A. Terminate this Master Lease, without liability, as to the applicable Leased Premises; or

B. Reduce the Base Rent in proportion to the area of the Leased Premises affected by the Taking until such time that portion of the Store or the Leased Premises is restored.

12.3
Temporary Use.  If a Taking of the Leased Premises occurs for temporary use, this Master Lease will continue in full force and effect as to the applicable Leased Premises.  Tenant will continue to comply with its obligations under this Master Lease, and any appendix, amendment, or attachment hereto, to the extent compliance is possible because of the Taking for temporary use.  If during the temporary Taking, Tenant is unable, based on a commercially reasonable standard, to operate its business from the Leased Premises such that Tenant reasonably is unable to open the Leased Premises for business, Landlord will reduce Tenant’s Rent in proportion with the number of days the Leased Premises is closed during the temporary Taking.

12.4
Compensation.  Any compensation arising out of the Taking of a Leased Premises belongs to and is the property of Landlord without any participation by Tenant.  Tenant hereby assigns to Landlord any share of any compensation arising out of the Taking of a Leased Premises that may be awarded to Tenant and waives any rights it may have with respect to the loss of its leasehold estate.

Article XIII
Indemnity and Liability

13.1	Definitions. For the purposes of this Master Lease:

A.  “Claim” means any action, cause of action, claim, or any other assertion of a legal right; damages including, but not limited to, consequential, future, incidental, liquidated, special, and punitive damages; diminution in value; fines; judgments; liabilities; losses including, but not limited to, economic loss and lost profits; and regulatory actions, sanctions, or settlement payments.

B.   “Indemnitee” means:

(1) Landlord, its subsidiaries, affiliates, officers, directors, employees, agents, and

(2) Any lessor of Landlord or other party to an agreement with Landlord related to Landlord’s purchase or lease or use of the Store or the underlying land, which Landlord has a contractual obligation to indemnify for Claims in connection with the Store or the Leased Premises.

C. “Indemnified Claim” means a Claim for which Tenant is obligated to indemnify, defend, and hold harmless the Indemnitees according to Section 13.2, below.

13.2
Indemnification.  Tenant shall indemnify, defend, and hold harmless the Indemnitees against any Claim, even if the Claim is  groundless, fraudulent, false, or raised or asserted by a third party, including a government entity, in connection with or resulting from:

A. Any actual or alleged breach of this Master Lease by Tenant or Sublessee, or any agent, employee, or representative of either Tenant or Sublessee;

B.  Any actual or alleged negligence or willful misconduct by Tenant or Sublessees, or their respective agents, employees, representatives, subcontractors, or customers, at or related to the Leased Premises;

C.  An investigation of the Indemnitees concerning the alleged improper management, handling, storage, disposal, or transportation of Hazardous Substances, any of which Tenant is responsible for under this Master Lease and the actual or alleged improper use, handling, management, storage, transportation, and disposal of Hazardous Substances by Tenant, Sublessee, or any agent, employee, or representative of either Tenant or Sublessee; and

D. Indemnitees actual or alleged passive negligence, secondary liability, vicarious liability, strict liability, or breach of a statutory or non-delegable duty, related, directly or indirectly, to any matter covered under Section 13.2 of this Master Lease.

13.3	Scope of Indemnity. Tenant’s obligations under this Article XIII:

A.  Is independent of, and not limited by, any of Tenant’s obligations under Article XIV, below, even if damages or benefits are payable under worker’s compensation or other statutes or if Tenant breaches its obligations under Article XIV, below.

B.  Survive the termination or expiration of this Master Lease until applicable law fully and finally bars all Claims against the Indemnitee.  ALL OBLIGATIONS UNDER THIS ARTICLE XIII WILL BE ENFORCED TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW FOR THE BENEFIT OF THE INDEMNITEES. In the event that applicable law affects the validity or enforceability of this Article XIII, that applicable law will operate to amend this Article XIII to the minimum extent necessary to bring the provisions of this Article XIII into conformity with the applicable law.  This Article XIII, as modified, will continue in full force and effect.

C.  Applies unless and until a final judicial decision, from which there is no further right to appeal, determined that the Indemnitee is not entitled to be indemnified, defended, and held harmless under this Agreement.

13.4	Defense of Claim.

A.	A. On receiving notice, from whatever source, of the Indemnified Claim, Tenant shall:

(1) Promptly notify Landlord of the assertion, filing, or service of any Indemnified Claim of which Tenant becomes aware; and

                      (2) Immediately take all appropriate actions necessary to protect and defend theIndemnitees regarding the Indemnified Claim.

B.  Tenant shall cause the counsel engaged to defend the Indemnitees with respect to the Indemnified Claim to acknowledge receipt of, to accept, and to represent Indemnitees’ interest regarding the Indemnified Claim in accordance with “Wal-Mart’s Indemnity Counsel Guidelines.”

C.  If, in its sole discretion, the Indemnitees determine that a conflict of interest exists between the Indemnitees and the indemnifying counsel or that the indemnifying counsel is not pursuing a defense for the Indemnitees that is in the Indemnitees’ best interests, the Indemnitees may request Tenant replace the indemnifying counsel.

                      (1) Tenant shall not unreasonably withhold its consent to replace the indemnifying counsel and will replace the indemnifying counsel timely or cause the indemnifying counsel to be replaced timely.

                      (2) If Tenant unreasonably withholds consent or the indemnifying counsel is not timely replaced after the Indemnitees requested, the Indemnitees may replace the indemnifying counsel, and Tenant will reimburse the Indemnitees any costs incurred by the Indemnitees in replacing the counsel.

13.5	Waiver. Tenant waives any right, at law or in equity, to indemnity or contribution from the Indemnitees.

13.6	Non-liability of Landlord and Tenant.

A.  Landlord will not be liable to Tenant or Sublessee, or any agent, employee, representative, or customer of Tenant or Sublessee, and Tenant will not be liable to Landlord, for any Claim relating to the negligence or willful misconduct of any of Landlord’s customers, invitees, or other lessees or sublessees or any customers or invitees of Landlord’s other lessee and sublessees.

B. Landlord will not be liable to Tenant for any Claim relating to the condition of the Store, the Common Areas, or the Leased Premises in connection with disrepair or defect in any:

(1) Structural element of the Leased Premises;

(2) Trade Fixtures, Improvements, wiring, or any of Tenant’s installations;

(3) Back up of drains constructed or installed by Tenant; or

(4) Gas, water, steam, electricity, grease, or oil, leaking, escaping, or flowing, from any equipment, pipes, drains, wiring, Trade Fixtures, or Improvements installed or maintained by Tenant.

13.7	Breach of Article XIII. Any failure by Tenant to comply with this Article XIII is a material breach of this Master Lease, which does not relieve Tenant of its obligations under this Article XIII.

Article XIV
Insurance

14.1
Insurance Required.  Tenant shall procure and maintain, at Tenant's own expense, the insurance policies described in the attached Appendix-2.  All insurance policies required by this Master Lease must be obtained from an insurance company with a rating of A+ or better and a financial Size Category rating of VII or better as rated in the A.M. Best Key Rating Guide for Property and Casualty Insurance Companies (“Insurer”), unless self-insured as discussed in Section 14.3, below.

14.2	Requirements.

A.  Tenant and its Sublessees bear the responsibility of insuring for fire and all risks, including risk of flood, earthquake, and terrorism, associated with the merchandise, Trade Fixtures, and Improvements related to the operation of the Leased Premises.  At no time is Landlord liable for any Damage or Injury to Tenant’s business property, Improvements, betterments, or Trade Fixtures within any of the Leased Premises due to fire or any other risk covered under a Causes of Loss – Special Form insurance policy or due to flood, earthquake, or terrorism.

B.  Tenant shall submit to Landlord a Certificate of Insurance for each insurance policy required under this Article XIV and the attached Appendix-2  naming “Wal-Mart Stores, Inc., Attn:  Asset Management, 2001 S.E. 10th Street, Bentonville, AR 72716-0550” as the Certificate Holder.  Additionally, each Certificate of Insurance must:

(1) Be submitted to Landlord at the address provided in the preceding sentence;

(2) Show the name and address of the Insurer;

(3) Show the policy number and date(s) of coverage for each policy procured by Tenant in satisfaction of its obligations under this Master Lease;

(4) Include the name, address, telephone number, and signature of the authorized person providing the Certificate of Insurance;

(5) Verify the insurance coverage required in this Article XIV and the Appendix-2;

(6) Where permitted by law, list as Additional Insureds Wal-Mart Stores, Inc., its Subsidiaries and its Affiliates, and the directors, officers, shareholders, employees, agents, and representatives, and the respective successors and assigns of each,  and any party that Landlord has a contractual obligation to indemnify in relation to Tenant’s use of the applicable Leased Premises;

(7) Verify that Insurer waives subrogation in favor of Landlord and Landlord’s affiliates and subsidiaries;

(8) Verify the insurance policies are primary, non-contributory, and not in excess of any insurance the Additional Insured has available to it; and

(9) Where permitted by law, provide coverage for punitive damages.

14.3	Self-Insured.

A. Landlord may accept self-insurance in lieu of the insurance policies set forth in this Article XIV and the attached Appendix-2 if Tenant provides to Landlord

(1) A copy of the Certificate of Authority to Self-Insure its Worker’s Compensation obligations issued by the state(s) in which the Leased Premises will be located and a copy of the state-issued letter approving self-insurance for automobile liability, if required under this Master Lease;

(2) Proof that Tenant’s net worth is at least ten (10) times the amount of Commercial General Liability insurance required by this Master Lease; and

(3) A copy of Tenant’s most recently audited annual financial statements, with no negative notes, or the most recent Dun and Bradstreet report.

B.  If Landlord accepts self-insurance in lieu of the insurance policies set forth in this Article XIV and the attached Appendix-2, Tenant hereby agrees to the obligations of any endorsement or Certificate of Insurance required under Section 14.2, above, and that may be required under any appendix, amendment, or attachment hereto.  Such obligations become Tenant’s obligations under this Master Lease.

14.4
Mutual Waiver of Subrogation.  Landlord and Tenant each hereby release the other from all liability or responsibility to the other or to any other party claiming through or under them by way of subrogation or otherwise or for any loss or damage to property caused by casualty that is customarily insured under a Causes of Loss – Special Form insurance policy or that is due to flood, earthquake, or terrorism.  This mutual waiver applies only to Damage or Injury to Tenant’s business property, Improvements, betterments, or Trade Fixtures within any of the Leased Premises occurring during the time when Tenant’s business property, Improvements, betterments, or Trade Fixtures within any of the Leased Premises are covered under a Causes of Loss – Special Form insurance policy or are due to flood, earthquake, or terrorism for which Tenant has insurance coverage.

14.5
Breach.  Failure to procure and maintain the insurance required under this Article XIV and the attached Appendix-2 constitutes a material breach of this Master Lease.  Tenant shall indemnify, defend, and hold harmless the Indemnitee against Indemnified Claim that the required insurance would have covered but for Tenant’s breach.

14.6
Insurance Obligation is in Addition to Other Obligations.  Tenant’s obligations under this Article XIV and the attached Appendix-2 are in addition to, not in lieu of, Tenant’s other obligations, including Tenant’s obligations under Article XIII, to Landlord under this Master Lease.

Article XV
Confidentiality

15.1
The terms and provisions of this Master Lease affect present and future negotiations Landlord or Tenant may have with another party.  As such, Landlord and Tenant, and the agents, employees, and representatives of each, shall each keep confidential, disclosing only such information as is required by law or by mutual, written agreement between Landlord and Tenant.

15.2
Tenant shall not disclose any information that Landlord may mark as confidential or proprietary including, but not limited to, lists of available rental space and marketing plans or schedules that Landlord may make available or known to Tenant, disclosing only such information as is required by law or by mutual, written agreement between Landlord and Tenant.

15.3	Failure to comply with this Article XV is a material breach of this Master Lease.

Article XVI
Covenant of Quiet Enjoyment

16.1
Landlord covenants that Tenant peaceably and quietly may enjoy the Leased Premises in accordance with, and subject to, the terms of this Master Lease and without any interruption or disturbance from Landlord, provided Tenant:

A. Pays Rent and all other charges provided for in this Master Lease and any appendix, amendment, or attachment hereto,

B. Performs all of its obligations provided for under this Master Lease, and

C. Observes all of the other provisions of this Master Lease.

Article XVII
Default, Termination, Surrender, Tenant’s Liability, Right of Reentry
Tenant’s Waivers, Landlord’s Right to Perform, Cumulative Rights

17.1	Default. Each of the following events constitutes a Default of this Master Lease:

A.  Tenant files for Insolvency or is adjudicated Insolvent.  For the purposes of this Master Lease, “Insolvency” means any petition filed by Tenant in bankruptcy, for reorganization or arrangement, or for appointment of a receiver or trustee; Tenant acquiescing to a petition for bankruptcy, reorganization, arrangement, or the appointment of a receiver or trustee by a creditor; or any assignment by Tenant for the benefit of a creditor.

B.  A petition for Insolvency is filed against Tenant, to which Tenant does not acquiesce, and that, within five (5) days following the filing, is not dismissed, discontinued, or vacated;

C.  Tenant’s interest in this Master Lease, in its entirety or as to a particular Leased Premises is assigned by operation of law;

D.  Tenant fails to pay any installment of Rent or any other charge to which Tenant is obligated by this Master Lease to pay when due and payable, and the failure to pay continues for more than ten (10) days and such failure occurs more than two (2) times in a calendar year; or

E. Tenant breaches any material obligation or covenant under this Master Lease.

F.  Tenant breaches any non-material obligation or covenant under this Master Lease more than two (2) times in a calendar year, and each breach remains uncured ten (10) days after Tenant receives written or verbal notice of the breach from Landlord.

G.  After the Rent Commencement Date, Tenant fails to open the applicable Leased Premises according to the Hours of Operation designated in Appendix-1 two (2) or more times in a calendar year, without Landlord’s prior, written approval or as otherwise allowed under this Master Lease.

17.2
Termination for Default.  Landlord may terminate this Master Lease, in its entirety or as to a particular Leased Premises, without any liability, if Tenant Defaults, as defined in Section 17.1, above, or elsewhere in this Master Lease, by written notice to Tenant.  However, Landlord may wait to terminate this Master Lease, in its entirety or as to a particular Leased Premises, until after it re-lets the Leased Premises in accordance with this Article, and Tenant pays Landlord all sums due Landlord under this Master Lease.

17.3
Surrender at Termination or Expiration.  Unless otherwise provided in Appendix-1, by the date on which this Master Lease as to the applicable Leased Premises terminates, for whatever reason, Tenant shall immediately surrender and quit the applicable Leased Premises and, in the two (2) calendar days preceding the date on which this Master Lease terminates, for whatever reason, shall remove all property, Trade Fixtures, and Improvements from the Leased Premises and either:

A. Return the Leased Premises to White Box condition, or

B. In lieu of returning the Leased Premises to a White Box condition, pay Landlord [***].

17.4
Landlord’s Right of Reentry.  If Tenant fails to surrender the applicable Leased Premises in accordance with this Article, Landlord, its agents, employees, or representatives, without prejudice to any right or remedy available to Landlord under this Master Lease, at law, or in equity and subject to applicable law, may:

A. Re-enter and repossess the applicable Leased Premises and do one or more of the following:

                      (1) Dispose of any property, Trade Fixtures, or Improvements remaining therein.

                      (2) Relet the Leased Premises, and if Landlord relets the Leased Premises for Rent and other charges equal to or greater than the Rent and other charges for which Tenant remains liable, Tenant will be released from further liability under this Master Lease.

                      (3) Use all or a portion of the Leased Premises, in which case the fair market value of the applicable Leased Premises, or the portion of that Leased Premises used, will be used in calculating Tenant’s liability described in Section 17.5, below.  If the fair market value equals or is greater than the Rent and other charges for which Tenant remains liable, Tenant will be released from further liability under this Master Lease.

                      (4) Demand full and final settlement, whereupon Tenant shall pay Landlord the present value of the total of all future Rent that would come due under this
                      Master Lease but for the termination of this Master Lease, plus other charges that may apply under this Master Lease, less the fair market value of the particular Leased Premises.  Present value will be calculated at [***], at which time Tenant will be released from further liability under this Master Lease.

B.  Continue this Master Lease in full force and continue to look to Tenant to perform all Tenant’s obligations under this Master Lease, but Landlord may pursue Tenant for damages incurred or equitable relief or both.

17.5
Survival of Tenant’s Liability.  Upon termination of this Master Lease, in its entirety or as to a particular Leased Premises and without prejudice to any right or remedy available to Landlord under this Master Lease, at law, or in equity and subject to applicable law, Tenant remains liable for:

A. Damages for its failure to pay Rent, and other charges;

B. Damages for its failure to perform other obligations;

C. Expenses Landlord incurs in the course of evicting Tenant and reentering the Leased Premises, including reasonable attorneys fees and court costs; and

D.  Unless Tenant surrenders the Leased Premises in accordance with this Article, any cost incurred by Landlord in returning the Leased Premises to the same condition in which Tenant received the Leased Premises on the Delivery Date, less any revenue received by Landlord by re-letting the Leased Premises, less any claim Landlord successfully makes against the Surety Bond required pursuant to Section 4.6.

17.6
Tenant’s Waivers.  Landlord and Tenant waive any right to trial by jury on all issues in all litigation between Landlord and Tenant arising from or relating to this Master Lease, and Tenant, additionally, waives any:

A. Right to withhold or reduce Tenant’s required payments of Rent and other charges for which Tenant is obligated under this Master Lease;

B. Statutory requirements of prior, written notice before filing for eviction or for any damages suit for non-payment of Rent;

C. Claim for damages against Landlord resulting from Landlord’s re-entry;

D. Rights to bring any counterclaim, proceeding, or other cause of action in relation to dispossession; and

E.  To the extent legally permissible, for itself and all persons claiming by, through, or under it, any right of redemption or for the restoration of the operation of this Master Lease under any present or future law in case Tenant is dispossessed for any cause or in case Landlord obtains possession of the Leased Premises as herein provided.

17.7	Landlord’s Right to Perform for Account of Tenant.

A.
If Tenant Defaults under this Master Lease, Landlord may cure the Default at any time for the account of and at the expense of Tenant, and Tenant will reimburse Landlord for any amount, including reasonable attorneys fees and interest, expended in connection therewith.

B.
If Landlord seeks enforcement of this Master Lease by litigation and prevails, Tenant will reimburse Landlord for any attorneys’ fees and disbursements reasonably incurred in connection with that litigation.

C.
In addition to all other obligations under this Master Lease, Tenant shall pay interest to Landlord, at the maximum lawful rate, on the amount specified in Sections 17.7A and 17.7B, from the date Landlord incurs the expense until the day reimbursed.

17.8	Cumulative Rights.

A.  Landlord’s rights and remedies set forth in this Master Lease are cumulative and in addition to any other right and remedy now and hereafter available to Landlord by this Master Lease, at law or in equity.  Landlord may exercise its rights and remedies at any time, in any order, to any extent, and as often as Landlord deems advisable.

B. A single or partial exercise of a right or remedy will not preclude a further exercise of that or another right or remedy.

C.  No action, inaction, delay, or omission by Landlord in exercising a right or remedy exhausts or impairs the same or constitutes a waiver of, or acquiescence to, a breach of this Master Lease or Default.

D.  If Landlord waives a breach of this Master Lease or a Default, that waiver does not extend to or affect any other breach of this Master Lease or any other Default nor will it impair any right or remedy with respect thereto.

E.  Acceptance by Landlord of Rent after Landlord notifies Tenant of termination does not waive Landlord’s right to terminate or pursue any other right and remedy available to Landlord under this Master Lease, at law, or in equity.

17.9	Landlord’s Default.

A.  Landlord’s failure to perform any of its obligations under this Master Lease may constitute a default of this Master Lease, in its entirety or as to the particular Leased Premises affected by Landlord’s failure to perform, if Tenant notifies Landlord, in writing, of Landlord’s failure to perform, and Landlord fails to cure the failure to perform within at least thirty (30) days after Landlord receives Tenant’s notice or such longer period of time as may reasonably be necessary to cure the type of alleged breach under the circumstances.  Notice required under this Section must include a description of the particular facts and circumstances alleged giving rise to the alleged breach and the date of commencement of the alleged breach.

B. If Landlord defaults on this Master Lease, Tenant, in addition to any other rights or remedies to which it is entitled at law or in equity, may:

(1) Treat this Master Lease as still in full force and effect continuing to look to Landlord to perform its obligations under this Master Lease but seek damages or equitable relief, or both; or

(2) Terminate this Master Lease, in its entirety or as to the applicable Leased Premises, with thirty (30) days written, notice stating the date on which Tenant will vacate the Leased Premises.  If Tenant fails to timely vacate the Leased Premises, Tenant’s notice of termination will be deemed to be void; the Master Lease, in its entirety or as to the applicable Leased Premises, will continue in full force and effect, and Landlord will be deemed to have cured any alleged breach.

C.  Regardless of which remedy Tenant pursues, LANDLORD’S LIABILITY FOR DEFAULT UNDER THIS MASTER LEASE, AT LAW OR IN EQUITY, WILL NOT EXCEED AN AMOUNT EQUAL TO ONE (1) YEARS RENT PAID BY TENANT FOR THE LOCATION IN WHICH LANDLORD WAS FOUND IN DEFAULT.

17.10
Force Majeure.  If a force majeure occurs, the time that the force majeure delays performance by either Landlord or Tenant will be excluded from the computation of time within which Landlord, Tenant, or both, must perform under this Master Lease.  For purposes of this Master Lease, a force majeure is a strike, riot, act of God, shortage of material, war, governmental law, regulation, or restriction, or any other cause of any kind that is beyond the reasonable control of the party owing performance.

Article XVIII
Holding Over & Estoppel Certificates

18.1
Holding Over.  If Tenant remains in possession of the Leased Premises after the expiration of the Lease Term without a new Attachment A or Master Lease executed by both Landlord and Tenant, Tenant will be a “Holdover Tenant”.  As a Holdover Tenant, Tenant will occupy the Leased Premises on a month-to-month basis with a monthly rental rate equal to the Rent and other charges applicable at the time of the expiration of the Master Lease plus [***] of the sum of such amounts.  Further, Tenant will be subject to all conditions, provisions, and obligations of this Master Lease as far as the same are applicable to a month-to-month tenancy.

18.2
Estoppel Certificates.  Tenant, at Landlord’s request, shall deliver to Landlord an executed, written, statement addressed to the party designated in Landlord’s request and identifying Tenant and this Master Lease and certifying and confirming, in addition to any information or confirmation Landlord may reasonably require, the following:

A. That this Master Lease is either unmodified since its execution and in full force and effect, or modified since its execution but still in full force and effect as modified;

B. That Landlord either is not in default of any of its obligations under this Master Lease or is in default, specifying the default;

C. Tenant’s obligations and restrictions concerning subordination and attornment; and

D. The Lease Term, Rent Commencement Date, and Expiration Date as to the Leased Premises for which the estoppel certificate applies.

18.3
Agent-in-Fact.  Tenant’s failure to provide an estoppel certificate materially complying with the Section 18.2, above, is a material breach of this Master Lease through which, in addition to any other right or remedy Landlord may have under this Master Lease, at law, or in equity, Landlord is hereby irrevocably appointed and authorized as the agent and attorney-in-fact of Tenant to execute and deliver any such written statement on Tenant’s behalf if Tenant fails to do so within seven (7) days after receiving a written request from Landlord.

Article XIX
Interpretation, Notices, & Miscellaneous

19.1
Severability.  If a court of proper jurisdiction determines that any provision of this Master Lease, or any application of the provision, is invalid or unenforceable, the remainder of this Master Lease, or the applications of the provision that are not invalid or unenforceable, will remain in full force and effect to the fullest extent permitted by law.

19.2	Captions. The captions and headings used throughout this Master Lease are for convenience of reference only and do not affect the interpretation of this Master Lease.

19.3
Merger.  This Master Lease, together with any Attachment A, exhibit, addendum, amendment, or any other document attached to and incorporated into this Master Lease, constitutes the entire agreement between Landlord and Tenant, a complete allocation of risks between them, and a complete and exclusive statement of the terms and conditions of this Master Lease.  This Master Lease is merged into by and supersedes all prior written or oral agreements, leases, licenses, negotiations, dealings, and understandings, unless specifically provided otherwise in Appendix-1.  Except for changes to the Delivery Window and Delivery Date designated in the applicable Attachment A, no amendment or other modification of this Master Lease will be valid or binding on either Landlord or Tenant unless it is reduced to writing and signed by both Landlord and Tenant.

19.4
Survival.  The following provisions of this Master Lease survive the termination, for whatever reason, of this Master Lease:  Article XIII, Article XIV, Article XV, Article XVII, Section 2.4, Section 18.1, and Appendix-2.

19.5
Third Party Beneficiaries.  Nothing in this Master Lease confers, or intends to confer, any rights upon any person or entity not a party to this Master Lease, except for the Indemnitees identified in Section 13.1B, above.

19.6
Benefit & Binding Effect.  The terms, provisions, and covenants contained in this Master Lease apply to, inure to the benefit of, and are binding on Landlord and Tenant, and their respective heirs, successors, and assignees.

19.7
Fiduciary Relationship.  This Master Lease does not create a fiduciary relationship between Landlord and Tenant.  Any expenditures, investments, or commitments Tenant makes in reliance on any present or future business or lease with Landlord is done at Tenant’s own risk and without any obligation whatsoever from Landlord.

19.8
No Obligation.  Landlord has no obligation to offer, nor does the course of performance under this Master Lease create any obligation on Landlord to offer, any number of locations for lease to Tenant.  Any locations offered for lease to Tenant in accordance with this Master Lease are in the sole and absolute discretion of Landlord.  Landlord, in its sole discretion and at any time, may cease offering locations to Tenant, and this Master Lease will continue in full force and effect solely with regard to those Leased Premises for which both Landlord and Tenant have signed an Attachment A.  Landlord may lease locations that Landlord might otherwise offer to Tenant under this Master Lease to any party that Landlord chooses including, without limitation, Tenant’s competitors.  Tenant recognizes and agrees that this Master Lease creates no exclusive rights in Tenant’s favor.

19.9
Independent Contractors.  Nothing contained in this Master Lease creates a partnership, joint venture, principal/agent relationship, or any other relationship other than that of landlord/tenant between Landlord and Tenant.

19.10
Notice.  Any notice required by this Master Lease must be in writing and delivered either by hand; by commercial courier; or by placing notice in the U.S. mail, certified mail, return receipt requested, properly addressed and with sufficient postage.

A. Notice is deemed received on:

(1) Delivery if by hand;

(2) One (1) business day (Monday through Friday) after deposit with the commercial courier, provided deposit is done timely so as to effect next business day delivery, if by commercial courier; or

(3) Three (3) business days after placing the notice in the U.S. mail, properly addressed and with sufficient postage for certified mail, return receipt requested.

B. Notice intended for Tenant must be sent to the address provided in Appendix-1.

C.  Notice intended for Landlord must be sent to: Wal-Mart Stores, Inc., Asset Management, 2001 SE 10th Street, Bentonville, AR 72716-0550, with a copy to:  Wal-Mart Stores, Inc., Wal-Mart Stores Division – Legal, Office of the General Counsel, 702 SW 8th Street, Bentonville, AR 72716-0185.

19.11
Governing Law.  This Master Lease, and any property or tort disputes between Landlord and Tenant, will be construed and enforced in accordance with the laws of the State of Arkansas, without regard to the internal law of Arkansas regarding conflicts of law.  Neither Landlord nor Tenant may raise in connection therewith, and hereby waive, any defenses based on venue, inconvenience of forum, or lack of personal jurisdiction, in any action or suit brought in accordance with the foregoing.

19.12
Jurisdiction and Venue.  For any suit, action, or legal proceeding, arising from this Master Lease or from any property or tort dispute between Landlord and Tenant, Landlord and Tenant consent and submit to the exclusive jurisdiction and venue of the state courts of Arkansas situated in Benton County, Arkansas or the federal courts situated in the Western District of Arkansas.  Landlord and Tenant acknowledge that they have read and understand this clause and willingly agree to its terms.

19.13
Attorney’s Fees.  Except as otherwise provided in this Master Lease, if either party commences an action in a court of law against the other party to enforce the terms of this Master Lease, to declare rights under this Master Lease, or for any other reason related to this Master Lease, each party will pay its own attorney’s fees and costs incurred as a result of that action.

[signature page to follow]

Signed:
Witness:                                                                           Landlord:  Wal-Mart Stores, Inc.
_________________________                                                                                                ___________________________________
Date
Wal-Mart Stores, Inc.
_________________________
Witness:                                                                           Landlord:  Wal-Mart Stores East, LP
_________________________                                                                                                ___________________________________
Date
Wal-Mart Stores East, LP
_________________________
Witness:                                                                           Landlord:  Wal-Mart Stores Texas, LP
_________________________                                                                                                ___________________________________
Date
Wal-Mart Stores Texas, LP
_________________________
Witness:                                                                           Landlord:  Wal-Mart Louisiana, LLC
_________________________                                                                                                ___________________________________
Date
Wal-Mart Louisiana, LLC

_________________________
Signed:
Witness:                                                                           Tenant:  Portrait Corporation of America, Inc.
_________________________                                                                                                ___________________________________
Signature                                                      Date
_________________________                                                                                                _________________________
Printed Name
_________________________
Title

***Confidential treatment requested.
CHI99 5003400-1.020242.0010

CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT. PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE DENOTED WITH BRACKETS.

Appendix-1

Basic Lease Terms

The following terms supplement the terms and conditions set forth in the body of the Master Lease Agreement, to which this Appendix-1 attaches and into which these Appendix-1 incorporates.

1.           Permitted Use of Leased Premises.

a.          During the Lease Term of the applicable Leased Premises, Tenant shall use the Leased Premises solely for the purpose of operating a photography studio offering the taking and selling of portrait photographs and related products; the customization of portraits including oil portraits; the taking of passport and citizenship photographs; the sale of picture frames and other portrait accessories that do not compete with those that Landlord, from time to time, sells in the Store; the sale of photographic plaques; the copying and restoration of old photographs; the sale of portraiture related software and digital images; and the provision and sale of photographic lamination services, together with such services and merchandise that Landlord, from time to time and in its sole and absolute discretion, may approve in writing.

b.          During the Lease Term of the applicable Leased Premises and other than as permitted in the preceding paragraph, Tenant may not offer any additional services or products, or change the use of the Leased Premises, without prior written consent of Landlord’s Home Office Leasing Department, which such consent may be withheld in Landlord’s sole and exclusive judgment.

c.          Commencing on the actual Rent Commencement Date of the applicable Leased Premises and continuing until expiration or termination of this Master Lease in its entirety or as to the applicable Leased Premises, and provided that Tenant is not in Default (as defined in this Master Lease) as to the applicable Leased Premises, Landlord may not lease to a tenant, other than Tenant, space inside the applicable Store for the Primary Permitted Use (as defined in the following sentence) of the operation of a photography studio.  “Primary Permitted Use” means that the tenant designates fifty per cent (50%) or more of the retail floor area of the applicable Leased Premises for use in accordance with this Master Lease.  Tenant’s rights under this paragraph 1c become null and void, and Tenant will lose all rights herein, if Tenant ceases to use the applicable Leased Premises for the Primary Permitted Use of the operation of a photography studio; if Tenant Defaults (as defined in this Master Lease) as to the applicable Leased Premises; or if Tenant Transfers (as defined in this Master Lease) this Master Lease, either in its entirety or as to an applicable Leased Premises, or its rights or interests in this Master Lease, or sublets all or any portion of any Leased Premises Tenant leases under this Master Lease.

d.          If Landlord breaches paragraph 1c, above, this paragraph 1d governs Tenant’s sole remedy at law or in equity, and in no event will Landlord be liable to Tenant for any damages even if actual, compensatory, or consequential.

(1) Tenant, within thirty (30) days following Tenant’s receipt of any facts giving rise to the alleged breach, shall notify Landlord, in writing, of the alleged breach describing with particularity the facts and circumstances giving rise to the alleged breach and the date of commencement of the alleged breach.

(2) If Landlord fails to cure the alleged breach within at least ninety (90) days following Landlord’s receipt of notice in accordance with the preceding paragraph, Tenant may terminate this Master Lease as to the applicable Leased Premises with at least sixty (60) days written notice to Landlord stating the date on which Tenant will vacate the applicable Leased Premises.  If Tenant fails to timely vacate the applicable Leased Premises, Tenant’s notice of termination will be deemed void; this Master Lease as to the applicable Leased Premises will continue in full force and effect, and Landlord will be deemed to have cured any alleged breach of paragraph 1c, above.  Other than the right to seek specific performance for Landlord’s breach of paragraph 1a, above, Tenant waives any right it may have available to it at law or in equity for any Claim (as defined in this Master Lease) resulting from Landlord’s alleged breach of paragraph 1, above.

e.           Despite the preceding paragraph, the following actions do not constitute a breach of this Master Lease by Landlord:

      (1) Sales, marketing, and promotions by Landlord or any of Landlord’s affiliates, subsidiaries, officers, directors, employees, or agents, of any photographic services or products including, but not limited to, frames, accessories, and film; and

(2) Sales of one-hour photography developing products and services and the taking and sale of passport pictures by any other tenant in the store whose leases pre-date this Master Lease.

f.           Tenant shall not sublet the applicable Leased Premises to a Sublessee.  Tenant shall not permit any business or other operation to be conducted in the Leased Premises, other than the Permitted Uses designated in paragraph 1a, above, which must only be performed by Tenant.

g.           Landlord will use commercially reasonable efforts to include Tenant on the blueprints for store expansions if Tenant is already leasing space in the Store being expanded.

2.           Leased Premises Specifications.

a.           Tenant, at its sole cost and expense, shall install, provide, and maintain all equipment necessary for the operation of its Permitted Uses, as described in paragraph 1a above, including, but not limited to, any equipment required by any professional standards, law, rule, or regulation applicable to Tenant’s business.  To the extent that the installation, provision, or maintenance of the equipment requires alteration of the Leased Premises that is not located in a newly constructed Store, Tenant shall comply with the terms of Article II of this Master Lease.

b.           If Landlord terminates a Leased Premises as a result of Store Renovations, Tenant shall surrender the applicable Leased Premises as required in Section 17.3 of the Master Lease Agreement and shall remove all property, Trade Fixtures, and Improvements from the Leased Premises and either return the Leased Premises to Landlord in broom clean condition or pay Landlord [***].

c.           Tenant’s obligations under this Section 2 are in addition to, and not in lieu of, Tenant’s obligations to prepare the Leased Premises in accordance with Article II of this Master Lease.

3.           Hours of Operation:  Monday through Saturday from 10:00 am to 7:00 pm, closed for lunch from 2:00 pm to 3:00 pm; Sunday from 12:00 pm to 7:00 pm, closed for lunch from 2:00 pm to 3:00 pm.

4.           Trade Name(s):      Wal-Mart Portrait Studio

Picture Me

As required by paragraph 8c, below, Tenant shall rebrand its trade name and, in connection therewith, remove the “Wal-Mart” name from all of Tenant’s signage and materials no later than January 31, 2008.  Until that time, or such earlier date that Tenant’s right to use the “Wal-Mart” name terminates, Tenant may conduct its operations under either of the trade names listed above, provided that any usage of the “Wal-Mart’ name is consistent with the other requirements of this Master Lease.

5.           Address of Tenant.  All notices required to be sent to Tenant under this Master Lease must be sent to:

Name of Tenant:	Portrait Corporation of America, Inc.
Attention:	C. David Alexander
Title:	Chairman, President & CEO
Address:	815 Matthews-Mint Hill Road
Matthews, North Carolina 28105
Telephone Number:	(704) 588-4351
Facsimile Number:	(877) 8332-2406
Email Address:	N/A
With Copy To:	J. Robert Wren, Jr.
815 Matthews-Mint Hill Road
Matthews, North Carolina 28105

6.           Advisements.  [Intentionally Omitted]

7.           Covenants, Representations, and Warranties.

a.           Tenant covenants to promptly inform Landlord of the resignation or termination of its Chief Executive Officer, Executive Vice-President of Studio Operations, or both.  Landlord shall have the right to approve, in its sole and absolute discretion, any successor that Tenant proposes to appoint to any of such offices.  Tenant shall submit to Landlord the resume of any such proposed successor officer and shall arrange a meeting between such proposed successor officer and Landlord.  Landlord shall use commercially reasonable efforts to meet with such proposed successor within five (5) business days (Monday through Friday) following its receipt of Tenant’s request and shall either approve, which such approval may not be unreasonably withheld, or disapprove of the proposed successor within three (3) business days (Monday through Friday) following such personal meeting.

      (1) If Landlord waives the personal meeting required in the preceding paragraph, Landlord will base its approval or disapproval of the change on the proposed replacement’s resume provided to Landlord by Tenant.

      (2) Despite anything to the contrary elsewhere in this Master Lease, Landlord’s approval is not required with respect to any proposed successor officer if the proposed successor officer has at least five (5) years experience as the Chief Executive Officer, President, or Chief Operating Officer of a retail chain that experienced positive sales and income growth for a minimum of three (3) out of the last five (5) years during which the proposed successor officer held such office, that accrued annual sales of at least [***], and that consists of at least [***] stores, provided that the proposed successor officer has not been convicted of a felony nor has been terminated from such a position for poor performance.

b.          Tenant covenants that in the event of a Change in Control (as defined below), Tenant shall advise Landlord in advance of the proposed Change in Control, and Landlord will have five (5) business days (Monday through Friday) to approve, which such approval may not be unreasonably withheld,  or disapprove of the Change in Control.  In the event Landlord disapproves of the Change in Control, such Change in Control either may not take place or may take place, provided that, if the Change of Control takes place, Landlord, at is election, may either declare a Default of this Master Lease or demand that Tenant close up to an additional five hundred (500) locations in addition to the closures required below.  If Landlord exercises its right to demand additional closures, Tenant will provide Landlord, for Landlord’s approval, a list of locations Tenant will close along with the proposed schedule for closings.  All locations approved by Landlord to be closed must be closed within six (6) months following Landlord’s exercise of the above described right, unless any time within that six (6) months falls between October 1st of a year and December 31st of that same year.  In that case, the six (6) month period described in this paragraph will be extended by three (3) months.

      (1)  Despite the previous paragraph, Landlord’s approval of a Change in Control is not required if the Change in Control results in the control of Tenant by an investment company with at least [***] in invested capital that is not invested in a competitor of either Tenant or Landlord; a company or companies with consolidated group annual revenues exceeding [***] and with sales and profits that increased in three (3) out of the five
      (5) years prior to the Change in Control;  a group of unaffiliated individuals whose collective net worth exceeds five (5) times their acquisition cost; or any combination of the above.

      (2) For purposes of this Section 7, “Change in Control” means the direct or indirect acquisition, other than as a result of the financial restructuring and chapter 11 proceedings commenced by Tenant on August 31, 2006, of the power to vote 50.1% or more of Tenant’s voting securities.

c.          Tenant shall provide Landlord quarterly financial statements that are prepared by Tenant, reviewed on a quarterly basis by an independent certified public accountant, and audited on an annual basis by such independent certified public accountant.  A solvency certificate in which an officer of Tenant certifies to Landlord that Tenant is solvent and is generally paying its debts as the debt becomes due must accompany each financial statement.

8.	Miscellaneous.

a.           Lease Term.

      (1) Despite anything to the contrary elsewhere in this Master Lease, this Master Lease will not be effective unless the form and substance of the order from the presiding bankruptcy court approving this Master Lease is acceptable to Landlord, in its sole and absolute discretion, and such order becomes final and nonappealable.

      (2)  Subject to the preceding paragraph, this Master Lease is effective February 1, 2007 and continues for three (3) years unless terminated earlier as the result of a Default (as defined in this Master Lease) or as otherwise permitted under this Master Lease.

      (3) This Master Lease automatically extends for an additional two (2) years for each applicable Leased Premises from which Landlord receives from Tenant Base Rent for the period from July 1, 2008 through June 30, 2009 at a rate equal to or greater than [***] per square foot, provided that no Default (as defined in this Master Lease) has occurred or is continuing.

      (4) For each Leased Premises from which Landlord receives from Tenant Base Rent for the period of July 1, 2008 through June 30, 2009 at a rate less than [***] per square foot, Landlord and Tenant may mutually agree to extend this Master Lease for two (2) years by written agreement executed no later than August 1, 2009, provided that no Default (as defined in this Master Lease) has occurred and is continuing.

      (5) If this Master Lease is not extended for any reason as to any Leased Premises, Tenant will close the applicable Leased Premises and deliver such locations to Landlord in a broom clean condition and consistent with all other obligations of Tenant under this Master Lease on January 31, 2010 or such earlier date as may be agreed to by Landlord and Tenant.

b.           Rent.  Provided Tenant is not in Default (as defined in this Master Lease) on its Rent obligations, Base Rent, which will accrue daily for the term of this Master Lease and any renewal thereof, is:

      (1) From June 1, 2006 through January 31, 2008, [***] of the monthly Gross Sales (as defined below).  Tenant shall pay Landlord the Base Rent due by the tenth (10th) calendar day of the third month following the month in which such Gross Sales occurred.  For example, the monthly Base Rent due for the period ending June 30, 2006 is due on September 10, 2006.

      (2) From February 1, 2008 through January 31, 2009, [***] of the monthly Gross Sales (as defined below).  Tenant shall pay Landlord Base Rent due by the tenth (10th) calendar day of the second month following the month in which such Gross Sales occurred.  For example, the monthly Base Rent due for the period ending February 29, 2008 is due on April 10, 2008.

      (3) From February 1, 2009 through the end of the Lease Term, including any renewal, [***] of the monthly Gross Sales (as defined below).  Tenant shall pay
      Landlord the Base Rent due by the tenth (10th) calendar day of the month following the month in which such Gross Sales occurred.  For example, the monthly
      Base Rent due for the period ending February 28, 2009 is due on March 10, 2009.

      (4) In the event that Tenant fails to pay any amount due under this Master Lease within five (5) days of the date such amount is due, Rent for the full term of this Master Lease will automatically reset to [***] of the monthly Gross Sales, with any retroactive arrearages due and payable immediately.

c.           Rebranding.

      (1) Tenant and Landlord agree that Tenant’s right to use the “Wal-Mart” name, which is Landlord’s trade name, constitutes a non-exclusive trademark license and, therefore, is a personal right to the Tenant, which may not be assigned under applicable law including, without limitation, state and federal trademark law, without the prior, written consent of Landlord.

      (2) Tenant shall remove the “Wal-Mart” name from all Leased Premises and studios including, without limitation, any signage and promotional materials and activity and cease using the “Wal-Mart” name no later than January 31, 2008, except as permitted elsewhere in this Master Lease.

      (3) If Tenant Defaults under this Master Lease, Tenant will complete rebranding as required by the preceding paragraph within three (3) months of the date of Default, at which time Tenant will no longer have any right to use the “Wal-Mart” name.

d.           Rebranding Escrow.  [***].  Tenant shall deposit the Rebranding Escrow within three (3) business days of the date on which the order from the presiding bankruptcy court approving this Master Lease becomes final and nonappealable.  Tenant may only draw on the Rebranding Escrow to cover the costs of the rebranding required in paragraph 8c, above.  For clarification, the Rebranding Escrow applies to a total of [***] installments of Rent, which have payments with due dates from August 10, 2006 through April 10, 2007.

      (1) Tenant shall deposit the Rebranding Escrow due for subsequent months no later than the tenth (10th) calendar day of each such month.

      (2) Any balance of the Rebranding Escrow remaining in the escrow account after January 31, 2008 must be paid to Landlord as additional Rent within ________
      business days (Monday through Friday).  If Tenant fails to pay Landlord the above-described balance of the Rebranding Escrow, Landlord may withdraw and retain as additional rent all amounts then remaining or thereafter deposited into the escrow account.  Landlord’s withdrawal of such funds does not in any way excuse Tenant’s obligation to complete the Rebranding as required in paragraph 8c, above.

      (3) Tenant shall provide Landlord with a monthly accounting of deposits into and disbursements from the escrow account in a form acceptable to Landlord, in its sole and absolute discretion.

e.           Store Closings.  For purposes of this Section, “Fiscal Year” means February 1st of a given year through January 31st of the following year.

      (1) Tenant, no later than July 31, 2007, shall close the five hundred (500) Leased Premises designated in Exhibit ______, which is attached to and incorporated into this Master Lease.

      (2) Starting with the Fiscal Year ending January 31, 2008 and continuing through the Lease Term of this Master Lease, including any extension, until the first
      Fiscal Year in which Tenant achieves positive comparable sales in the Leased Premises, Tenant shall close an additional five hundred (500) Leased
      Premises every Fiscal Year in which either Landlord’s total US comparable stores sales are flat or positive and Tenant’s comparable stores sales for the same Fiscal Year are negative, or Landlord’s total US comparable stores sales are negative and Tenant’s comparable stores sales for that same Fiscal Year are not positive and are more than fifty (50) basis points of Landlord’s comparable stores sales.  After the first year that Tenant achieves positive comparable sales, Tenant is no longer obligated to close Leased Premises as described in the preceding sentence.

      (3) Tenant shall submit its total sales and, if applicable, will submit to Landlord for approval a list of Leased Premises to be closed, along with a schedule of closings, by February 10th of the subsequent Fiscal Year or no later than five (5) days after Landlord publishes its US sales for that Fiscal Year.  All such
      Leased Premises closings must be completed no later than July 31st of the subsequent Fiscal Year.  Approval of Leased Premises Tenant proposes to close in accordance with this Section 8e will be in Landlord’s sole and absolute discretion.

      (4) All Leased Premises closed in accordance with this Section 8e must be closed in accordance with Section 17.3 of the Master Lease Agreement, except that Tenant shall leave each Leased Premises closed in accordance with this Section 8e in broom clean condition.

f.            Additional Events of Default. In addition to the Events of Default designated elsewhere in this Master Lease, an Event of Default occurs if:

      (1) Tenant commences or involuntarily becomes the subject of any case filed under chapter 7 or chapter 11 of title 11 of the United States Code (the “Bankruptcy
      Code”), or any similar insolvency proceeding.  If Tenant so Defaults on this Master Lease, Tenant will vacate the Leased Premises as soon after the above described filing as possible but no later than the expiration of the statutory period under section 365 of the Bankruptcy Code for assumption of leases unless this Master Lease has been assumed by that date pursuant to an order entered upon proper motion with appropriate notice and opportunity for parties-in-interest including, without limitation, Landlord, to respond to or object to such motion.  In light of the Intent (as described below), the statutory period set forth in section 365(d)(4)(A) of the Bankruptcy Code for assumption of leases will not extend for any reason including, without limitation, pending the outcome of any related litigation or appeal, unless Landlord consents in writing.

      (2) Tenant defaults on any agreement with a lender with respect to any debt facility and: (i) as a result of such default, the debt facility is accelerated; (ii)
      Tenant fails to cure such default; or (iii) the lender, within ninety (90) days after the occurrence of the default, refuses to permanently waive the default.
      Tenant shall notify Landlord of any notice of default from any lender with respect to any debt facility promptly after receiving such notice.

g.          Additional Remedies.  In addition to Landlord’s rights and remedies available to it elsewhere in this Master Lease, at law, or in equity, if Tenant Defaults on this Master Lease and in light of the Intent of the parties as described below, Tenant waives the automatic stay or any similar provision, if applicable, and authorizes Landlord to exercise any and all remedies available to Landlord without need for notice or any further proceedings including, without limitation, court proceedings, upon the earlier to occur of either the termination of this Master Lease or the expiration of the statutory period described in paragraph 8f(1), above.

h.           Control.  To the extent Article X of the Master Lease Agreement conflicts with this paragraph 8h, this paragraph 8h governs.  Tenant shall obtain Landlord’s consent prior to Tenant’s causing or permitting, within any twelve (12) month period, the Transfer of more than either an aggregate of twenty five per cent (25%) of Tenant’s voting shares or twenty five per cent (25%) of the value of Tenant’s unencumbered assets as of the date of  the Transfer.  If Landlord does not consent, Landlord, in its sole discretion, may declare a Default of this Master Lease.

      (1) If Landlord consents to the proposed Transfer of Tenant’s voting shares, as described in the preceding sentence, or of Tenant’s unencumbered assets, as described in the preceding sentence, Landlord will notify Tenant of its consent within five (5) business days after Landlord receives Tenant’s written notice of the proposed Transfer.
      Landlord may not unreasonably withhold its consent.

      (2) Despite the foregoing, Landlord's consent will not be required under this Master Lease prior to the trading of Tenant's shares on the public securities markets, except that Landlord's consent will be required prior to additional purchases by any person or group who is or becomes the beneficial owner of 25% or more of Tenant's voting shares.

      (3) Additionally, Landlord’s consent is not required under this Master Lease for any Transfer of Tenant’s unencumbered assets that is for fair value and that does not diminish
      Tenant’s ability to operate its business in  the Leased Premises in accordance with this Master Lease.

      (4) For the avoidance of doubt, Tenant does not have the right to Transfer (as defined in this Master Lease) or assign its rights under all or any portion of this Master Lease to a third party in any manner or under any circumstances.  As noted in the Intent (described below), the nature of the relationship between the parties is unique and the nature of the Leased Premises is unique.  Tenant and Landlord agree that this Master Lease qualifies as, and is treated as, a “personal services contract,” as such term is used in Section 365 of the Bankruptcy Code.

i.            Letter of Credit.  Tenant shall provide Landlord with an irrevocable standby letter of credit in the amount of [***] drawable by Landlord upon any failure by or inability of Tenant to timely meet its obligations under this Master Lease or to Tenant’s customers including, without limitation, obligations resulting from the filing of a subsequent bankruptcy proceeding by or against Tenant or the shutdown, not previously authorized by Landlord, by Tenant of operations at any Leased Premises.  Tenant shall maintain this letter of credit on an evergreen basis during the term of this Master Lease, including any extension of this Master Lease.  Landlord shall use the proceeds from this letter of credit as it determines in its sole and absolute discretion including, without limitation, to refund customer deposits; to cover other transitional costs including, without limitation, reletting the Leased Premises; and to acquit any other pending obligations of Tenant.

j.            Audit. For purposes of this Master Lease, “Gross Sales” means the aggregate selling price of all merchandise sold or delivered at or from any part of the Leased Premises and the charges for all services sold or performed at or from any part of the Leased Premises or at any other location if the merchandise is taken from the Leased Premises or the order for services taken at the Leased Premises including sales and charges for cash or credit and credit sales regardless of collections.  “Gross Sales” excludes refunds made by Tenant to its customers for merchandise originally included in Gross Sales but returned to Tenant; exchanges of merchandise between stores of Tenant where such exchanges are made solely for the convenient operation of Tenant’s business; and the amount of any city, country, or state sales tax on sales paid to a taxing authority by Tenant, but not by any vendor of Tenant.  A sale is made in the Leased Premises if the merchandise or services are ordered from the Leased Premises in person, via telephone facsimile, internet, or other electronic means, or filled at the Leased Premises, or delivered from the Leased Premises.

      (1)  Landlord has the right to inspect and audit all books and records and other papers and files of Tenant relating to Gross Sales.  Any such inspection or audit will be conducted during Tenant’s regular business hours, and if Landlord so requests, Tenant will produce the appropriate books and records and other papers and files relating to Gross Sales.

      (2) If any audit conducted in accordance with this paragraph 8j discovers evidence of under-reporting of Gross Sales by an amount equal to or greater than [***] or more in any given month, or by [***] or more in any given two months, Tenant will be in Default of this Master Lease.

k.           Intent.  Landlord and Tenant agree that they have a unique relationship and that the terms of this Master Lease have been negotiated and drafted based on the advice and with the assistance of experienced legal counsel with the express intention of reflecting that relationship (the “Intent”).  Each provision of this Master Lease has been drafted and incorporated herein in light of and in furtherance of the Intent and in light of each of the following acknowledgements by Tenant:

      (1) The unique nature of Landlord’s operations and reputation as one of the largest operators of discount retail stores dedicated to customer satisfaction and prompt, quality customer service featuring a broad assortment of quality merchandise at low, competitive prices;

      (2) The unique circumstances of maintaining Tenant’s operations within Landlord’s Stores and the concomitant obligations of Tenant to observe each and every term of this Master Lease in order to further Landlord’s operations and reputation and not to, in any way, impair the shopping experience of Landlord’s customers;

      (3) The risk to Landlord’s operations and reputation of Tenant’s financial problems and uncertainties created during Tenant’s Chapter 11 proceedings (pending on the date of this Master Lease);

      (4) The propriety and importance of protecting Landlord’s unique Store space, operations, and reputation in the vent of a subsequent Chapter 11 or other insolvency event of Tenant;

      (5) That Landlord is a “shopping center” and that this Master Lease is a “shopping center lease,” as those terms are defined and used in section 365 of chapter 11 of the Bankruptcy Code;

      (6) That Tenant is not an affiliate or agent of, or in any way controlled by or under the control of Landlord; and

      (7)  The reliance of Landlord on Tenant’s representations that Tenant will abide by the terms of this Master Lease including, without limitation, the limited Permitted Use of the Leased Premises, as described in paragraph
      1a, above, and the prohibition on assignment and transfer.

l.            Not Severable. Whether or not certain of the terms of this Master Lease are specific to or can be applied to individual Leased Premises, the entire Master Lease including, without limitation, the Lease Term and Rent, was negotiated and agreed upon based on the integrated nature of the entire agreement and the Intent of the parties is to create an integrated agreement.  The parties acknowledge and aver that this Master Lease and any of the entitlements hereunder would make no economic sense on a partial or several basis.  Accordingly, in view of the foregoing and of the Intent, Tenant agrees that this Master Lease and the Leased Premises hereunder cannot be severed or partially assumed in any manner without the express written consent of Landlord.  Tenant waives any and all rights, if any, to seek to sever or partially assume any portion of this Master Lease pursuant to section 365 of the Bankruptcy Code or otherwise.

m.          Despite anything to the contrary is Section 19.13 of the Master Lease Agreement, Tenant shall pay all reasonable attorney’s fees and expenses incurred by Landlord by reason of any Default by Tenant and the enforcement of any remedies in connection with or related to such Default.  Additionally, Tenant agrees that in the event of a subsequent chapter 11, chapter 7, or similar proceeding, any attorney’s fees or expenses incurred following the filing of the petition for relief, to the extent allowed under applicable state law, are recoverable by Landlord as a pecuniary loss.  Therefore, any such attorney’s fees or expenses must be paid by Tenant as a prerequisite to the assumption of this Master Lease pursuant to section 365 of the Bankruptcy Code or otherwise.

n.          The Master License Agreement entered into by Tenant and Landlord on April 4, 2002 (“License Agreement”) is null and void and is superseded by this Master Lease.  All locations licensed under that License Agreement are hereby Leased Premises under this Master Lease and subject to the terms and conditions of this Master Lease.  Landlord and Tenant may execute either a single Attachment A listing all locations licensed under the License Agreement bringing those locations under this Master Lease or execute individual Attachment As for each location.

o.          This Appendix-1 is attached to and incorporated into the Master Lease as part of the entire agreement between Landlord and Tenant, as set forth in Section 19.3 of the Master Lease Agreement.  All capitalized terms used in this Appendix-1 have the meanings set forth in this Master Lease, unless otherwise specifically stated in this Appendix-1.  In the event of conflict between the Master Lease Agreement and any other document on the subject matters set forth in this Appendix-1, the terms of this Appendix-1 govern and control.

[signature page to follow]

***Confidential treatment requested.
CHI99 5003400-1.020242.0010

CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT. PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE DENOTED WITH BRACKETS.

Tenant: __________

Signed:

Witness:                                                                           Landlord:  Wal-Mart Stores, Inc.

_________________________                                                                                                ___________________________________
Date
Wal-Mart Stores, Inc.
_________________________

Witness:                                                                           Landlord:  Wal-Mart Stores East, LP

_________________________                                                                                                ___________________________________
Date
Wal-Mart Stores East, LP
_________________________

Witness:                                                                           Landlord:  Wal-Mart Stores Texas, LP

_________________________                                                                                                ___________________________________
Date
Wal-Mart Stores Texas, LP
_________________________

Witness:                                                                           Landlord:  Wal-Mart Louisiana, LLC

_________________________                                                                                                ___________________________________
Date
Wal-Mart Louisiana, LLC
_________________________

Signed:

Witness:                                                                           Tenant:  Portrait Corporation of America, Inc.

_________________________                                                                                                ___________________________________
Signature                                                      Date

_________________________                                                                                                _________________________
Printed Name

_________________________
Title

CHI99 5003400-1.020242.0010

CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT. PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE DENOTED WITH BRACKETS.

Tenant: __________

Appendix-2 - Insurance

Tenant shall procure and maintain, in accordance with the Master Lease, the “primary” insurance policies described below in accordance with the below conditions.

1.      Worker’s Compensation insurance with statutory limits, or if no statutory limits exist, with minimum limits of [***] per occurrence, and Employer’s Liability coverage with minimum limits of [***], for each employee for bodily injury by accident and for each employee for bodily injury by disease.  Tenant shall cause Insurer to issue an endorsement providing stopgap insurance in monopolistic states in which a Leased Premises under this Master Lease may be located.

2.      Commercial General Liability insurance with a [***] minimum limit per occurrence for each Leased Premises leased under the Master Lease or with fresh aggregate limits for each Leased Premises leased under the Master Lease.

a.      The Commercial General Liability policy required under this Paragraph 2 should contain neither exclusion for contractual liability assumed by Tenant in a lease nor any Absolute Pollution exclusion, unless these coverages are provided by a separate policy with minimum limits equal to the Commercial General Liability policy limits required by this Paragraph 2.

b.      Any policy obtained to satisfy the obligations of this Paragraph 2 must list as Additional Insureds the parties described below in Paragraph 4.

c.      Tenant shall submit to Landlord no later than thirty (30) days after the actual Rent Commencement Date, Certificates of Insurance and endorsements evidencing Tenant’s compliance with this Paragraph 2.

3.      Tenant may satisfy the minimum limits required in Paragraphs 1 and 2, above, by procuring and maintaining, in accordance with Article XIV of the Master Lease, Umbrella/Excess Liability insurance on an umbrella basis, in excess over, and no less broad than the primary liability coverage; with the same inception and expiration dates as the primary liability coverage it is in excess of; with minimum limits necessary to satisfy the required primary minimum limits; and which “drop down” for any exhausted aggregate limits of the primary liability coverage.  Tenant shall cause Insurer to issue an endorsement to any policy Tenant procures in satisfaction of its obligations in this paragraph providing fresh per occurrence limits or fresh aggregate limits for each Leased Premises leased under this Master Lease and listing as Additional Insured the parties described below in Paragraph 4.

4.      Additional Insureds are Wal-Mart Stores, Inc., its Subsidiaries and its Affiliates, and the directors, officers, shareholders, employees, agents, and representatives, and the respective successors and assigns of each, and any party Landlord has a contractual obligation to indemnify for Claims in connection with the Store or the Leased Premises.

5.      This Appendix-2 attaches to and incorporates into the Master Lease Agreement as part of the entire agreement between Landlord and Tenant, as set forth in Section 19.3 of the Master Lease Agreement.  All capitalized terms used in this Appendix-2 have the meanings set forth in this Master Lease, unless otherwise specifically stated in this Appendix-2.  In the event of conflict between the Master Lease Agreement and any other document on the subject matters set forth in this Appendix-2, the terms of this Appendix-2 control.

[signature page to follow]

CHI99 5003400-1.020242.0010

CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT. PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE DENOTED WITH BRACKETS.

Tenant: __________

Signed:

Witness:                                                                Landlord:  Wal-Mart Stores, Inc.

_________________________                                                                                     ___________________________________
Date
Wal-Mart Stores, Inc.
_________________________

Witness:                                                                Landlord:  Wal-Mart Stores East, LP

_________________________                                                                                     ___________________________________
Date
Wal-Mart Stores East, LP
_________________________

Witness:                                                                Landlord:  Wal-Mart Stores Texas, LP

_________________________                                                                                     ___________________________________
Date
Wal-Mart Stores Texas, LP
_________________________

Witness:                                                                Landlord:  Wal-Mart Louisiana, LLC

_________________________                                                                                     ___________________________________
Date
Wal-Mart Louisiana, LLC
_________________________

Signed:

Witness:                                                                Tenant:  Portrait Corporation of America, Inc.

_________________________                                                                                     ___________________________________
Signature                                                      Date

_________________________                                                                                     _________________________
Printed Name

_________________________
Title

CHI99 5003400-1.020242.0010